CREDIT AGREEMENT

dated as of

August 22, 2003

among

THE CATO CORPORATION, a Delaware corporation,

The Initial Guarantors Listed Herein,

The Banks Listed Herein

and

BRANCH BANKING AND TRUST COMPANY,

as Agent

1

CREDIT AGREEMENT

AGREEMENT dated as of August 22, 2003 among THE CATO CORPORATION, a Delaware corporation, CADEL, LLC, a Delaware limited liability company, CHW LLC, a Delaware limited liability company, CATO OF TEXAS LP, a Texas limited partnership, CATOSOUTH, LLC, a North Carolina limited liability company; catocorp.com, LLC, a Delaware limited liability company; CATOWEST, LLC, a Nevada limited liability company; and CATO SOUTHWEST, INC., a Delaware corporation, the BANKS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Agent.

The parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01              Definitions.  The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

“Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

“Additional Interest Rate Option Event” shall mean a date specified by the Agent which shall in no event be more than thirty days after the date that the Agent has advised the Borrower in writing that the Agent’s loan processing systems automatically calculate, process and handle interest on the Term Loans based upon the LIBOR Rate and Base Rate.

“Adjusted Cash Flow” shall mean, for a specified period, the sum of (i) the net income of the Borrower and its Subsidiaries on a consolidated basis for such period, before deduction of income taxes, depreciation expense, interest expense (including, without limitation, interest expense attributable to Capital Leases) and amortization of intangible assets plus  (ii) the Gross Rental Expense for such period, all as determined in accordance with GAAP.

“Adjusted Monthly Libor Index Rate” has the meaning set forth in Section 2.06(c).

“Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Branch Banking and Trust Company, in its capacity as agent for the Banks and the Issuing Bank hereunder, and its successors and permitted assigns in such capacity.

“Agent’s Letter Agreement” means that certain letter agreement, dated of even date herewith, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.  If there is any conflict between the provisions of this Agreement and the provisions of the Agent’s Letter Agreement, the provisions of this Agreement will control.

“Agreement” means this Credit Agreement, together with all amendments and supplements hereto.

“Anniversary Date” means August 22, 2004 and each anniversary of the Closing Date thereafter.

“Applicable Margin” has the meaning set forth in Section 2.06(a).

“Assignee” has the meaning set forth in Section 9.07(c).

“Assignment and Acceptance” means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit E.

“Authority” has the meaning set forth in Section 8.02.

“Average Life” shall mean, as of the date of determination, with respect to any Debt assumed pursuant to Section 5.27(d), the quotient obtained by dividing (i) the sum of the products of (A) the periods of time (stated in years, or a fraction thereof, as the case may be) from the date of determination to the dates of each successive scheduled principal payment of such Debt and (B) the amount of such payment by (ii) the sum of all such payments.

“Bank” means each bank listed on the signature pages hereof as having a Revolving Credit Commitment and/or a Term Loan Commitment and their respective successors and assigns.

“Base Rate” refers to that interest rate so denominated and set by BB&T as its prime rate from time to time, minus:  (a) in the case of Revolving Credit Advances, 1.45%; and (b) in the case of Term Loans, 1.25%.  The prime rate is but one of several interest rate bases used by BB&T.  BB&T lends at interest rates above and below the prime rate.

“Base Rate Loan” means a Revolving Credit Advance or Term Loan during Interest Periods when the applicable Loan bears or is to bear interest at a rate based upon the Base Rate.

“BB&T” means Branch Banking and Trust Company, and its successors.

“Borrower” means The Cato Corporation, a Delaware corporation, and its successors and permitted assigns.

“Borrower Margin Stock” means Margin Stock that is Capital Stock of the Borrower.

“Capital Expenditures” means for any period the aggregate cost (less the amount of trade-in allowance included in such cost and any landlord reimbursements of such cost) of all capital assets acquired by any of the Loan Parties or any Subsidiary of a Loan Party during such period, less the proceeds of any capital dispositions made in the ordinary course of business, plus all Capital Lease Obligations incurred by any Loan Party, during such period, each calculated in accordance with GAAP; provided, however, “Capital Expenditures” shall not include any such expenditures for replacements and substitutions of capital assets that have been damaged or destroyed to the extent such replacement capital assets are purchased with the proceeds of insurance covering the damaged or destroyed capital assets.

“Capital Lease” shall mean any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.

“Capital Lease Obligations” shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear as a liability on a balance sheet of such lessee in respect of such Capital Lease.

“Capital Stock” shall mean all shares, options, partnership, membership and other interests or other equivalents (howsoever designated) of or in the equity of a Person, whether voting or nonvoting, including, without limitation, common stock, partnership interests, membership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Capitalized Rents” shall mean, at any time, the product of (i) the Gross Rental Expense for the four most recent fiscal quarters multiplied by (ii) eight.

“Cash” shall mean legal currency of the United States of America.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §960l et seq., as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

“CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

“Change of Law” shall have the meaning set forth in Section 8.02.

“Closing Certificate” has the meaning set forth in Section 3.01(d).

“Closing Date” means August 22, 2003.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.  Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

“Compliance Certificate” has the meaning set forth in Section 5.01(d).

“Consolidated Operating Profits” means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated and consolidating financial statements as of such date.

“Consolidated Tangible Net Worth” means Net Worth less all Intangible Assets.

“Consolidated Total Assets” means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication):  (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Debt incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred.  For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 5.01(a), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 5.01(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

“Debt” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on the balance sheet of such Person, (d) all obligations or liabilities of any Person that are secured by any Lien, on any asset of such Person, whether or not such Person has assumed or become liable for the payment thereof, (e) all obligations or liabilities created or arising under any lease (including but not limited to Capital Leases) of real or personal property, or conditional sale or other title retention agreements with respect to property used or acquired by such Person, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (f) all obligations of such Person under Hedge Agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable Hedge Agreement, if any), (g) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person, and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) all unfunded employee benefit plan obligations and liabilities, (i) all Debt of others Guaranteed by such Person; (j) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP; (k) deferred taxes and (l) the indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.  Notwithstanding the foregoing, the term “Debt” shall be understood to exclude any indebtedness or obligations owed from one Loan Party to another Loan Party.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

“Default Rate” means, with respect to any Revolving Credit Advance or Term Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to such Loan hereunder (irrespective of whether any such type of Loan is actually outstanding hereunder).

“Designated Officer” shall mean the President or Chief Financial Officer of a Loan Party or any other officer of a Loan Party authorized by resolution of the Board of Directors of such Loan Party to engage in the activity specified herein with respect to such officer.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.

“Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

“Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of a Loan Party or any Subsidiary of a Loan Party required by any Environmental Requirement.

“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

“Environmental Notices” means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Releases” means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

“Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to a Loan Party, any Subsidiary of a Loan Party or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.  Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Euro-Dollar Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

“Euro-Dollar Loan” means a Revolving Credit Advance or a Term Loan during Interest Periods when the applicable Loan bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.06.

“Event of Default” has the meaning set forth in Section 6.01.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to BB&T on such day on such transactions as determined by the Agent.

“Financials” or “Financial Statements” shall mean the consolidated balance sheet and statements of income and cash flow to be delivered to the Banks by the Loan Parties pursuant to Section 5.01 hereof.

“Financing” shall mean (i) any transaction or series of transactions for the incurrence by a Loan Party of any Debt in an aggregate principal amount equal to or greater than $5,000,000 or for the establishment of a commitment to make advances which would constitute Debt in an aggregate principal amount equal to or greater than $5,000,000 of a Loan Party, which Debt is not by its terms subordinate and junior to other Debt of a Loan Party, (ii) an obligation in an aggregate amount equal to or greater than $5,000,000 incurred in a transaction or series of transactions in which assets of a Loan Party are sold and leased back, or (iii) a sale of accounts or other receivables or any interest therein in an aggregate amount equal to or greater than $5,000,000, other than a sale or transfer of accounts or receivables attendant to a sale permitted hereunder of an operating division.

“Fiscal Month” means any fiscal month of the Borrower.

“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means any fiscal year of the Borrower.

“Fixed Charge Coverage Ratio” shall mean, as of the end of any Fiscal Quarter, the ratio of (i) the Adjusted Cash Flow for the four-Fiscal Quarter period then ended minus  depreciation expense and amortization of intangible assets (as determined in accordance with GAAP) of the Borrower and its Consolidated Subsidiaries for such period to (ii) the Fixed Charges for such period.

“Fixed Charges” shall mean, for the relevant period, the sum of (a) the interest expense (including, without limitation, interest expense attributable to Capital Leases) of the Borrower and its Consolidated Subsidiaries on a consolidated basis, (b) regularly scheduled payments of principal of Funded Debt of the Borrower and its Consolidated Subsidiaries on a consolidated basis and (c) the Gross Rental Expense for such period, all as determined in accordance with GAAP.

“Funded Debt” shall mean at any time the aggregate amount of Debt of the Borrower and its Subsidiaries, on a consolidated basis, but excluding the stated amount of any Letter of Credit and all other documentary and standby letters of credit permitted pursuant to Section 5.27 issued for the account of the Borrower.

“GAAP” means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

“Gross Rental Expense” shall mean for any period the rental expense under non-cancelable operating leases for such period of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided  that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” means any and all liabilities, indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from the Borrower to the Banks, the Issuing Bank, the Agent, or any of them, arising under or evidenced by this Agreement, the Notes, the Letter of Credit Agreements or any other Loan Document.

“Guarantors” shall mean collectively:  (a) the Initial Guarantors; and (b) all Subsidiaries acquired, formed or otherwise in existence after the Closing Date (excluding Cedar Hill National Bank and Providence Insurance Company Ltd.).

“Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

“Hedge Agreement” means any interest rate or foreign currency hedging agreement entered into by one or more of the Loan Parties providing for a swap, cap, floor or collar agreement or similar hedging or arrangement providing for the transfer or mitigation of interest rate or foreign currency risk, either generally or under specific contingencies.

“Index Rate Loan” means a Revolving Credit Advance or a Term Loan during Interest Periods when the applicable Loan bears or is to bear interest at a rate based upon the

London Interbank Offered Rate and having an Interest Period described in section (2) of the definition of Interest Period.

“Initial Guarantors” shall mean collectively (i) Cato West, LLC, a Nevada limited liability company; (ii) Cato Southwest, Inc., a Delaware corporation; (iii) CatoSouth, LLC, a North Carolina limited liability company; (iv) CHW, LLC, a Delaware limited liability company; (v) catocorp.com, LLC, a Delaware limited liability company; (vi) CaDel, LLC, a Delaware limited liability company; and (vii) Cato of Texas, LP, a Texas limited partnership.

“Intangibles” means all intangible assets of the Borrower and its Subsidiaries, on a consolidated basis, including, without limitation, covenants not to compete, and any other asset that would be treated as an intangible under GAAP.

“Interest Payment Date” shall mean the first day of each month.

“Interest Period” means with respect to each:   (1) LIBOR Rate Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided  that:

(A)       any Interest Period (subject to paragraph (C) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(B)        any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (C) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month;

(C)        (1) in the case of the Term Loans, no Interest Period may be selected which begins before the Maturity Date and would otherwise end after the Maturity Date; and (2) in the case of Revolving Credit Advances no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date; provided that in any event an Interest Period may be less than the period selected in and only in the calendar month in which the Notes originate or mature.

(2)        Index Rate Loan or Base Rate Loan, a calendar month; provided that (a) the initial Interest Period (i) for an Index Rate Loan or Base Rate Loan that is a Term Loan shall mean the period commencing on the Closing Date and ending on August 31, 2003, provided that the London Interbank Offered Rate shall be determined as if such Interest Period commenced on August 1, 2003, and (ii) for an Index Rate Loan or Base Rate Loan that is a Revolving Credit Advance made in August, 2003, shall mean the period commencing on the initial advance thereof and ending on August 31, 2003, provided that the London Interbank Offered Rate shall be determined as if such Interest Period commenced on August 1, 2003; and (b) the last Interest Period under this Agreement shall end on:  (i) the Termination Date in the case of a Revolving Credit Advance; and (ii) the Maturity Date in the case of a Term Loan.

Notwithstanding anything contained herein to the contrary, if one or more Principal Payment Dates are scheduled to occur during an Interest Period selected in accordance with this Agreement, then a portion of such Term Loans which is equal to the amount of the Term Loans that would otherwise be so prepaid or repaid on any of such Principal Payment Dates either (A) shall have applicable thereto an Interest Period or Interest Periods, as selected by the Borrower, ending on or before the Principal Payment Date on which Term Loans corresponding in amount to such portion would otherwise be prepaid or repaid, or (B) shall instead be made as an Index Rate Loan or a Base Rate Loan.

“Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

“Investment Policy” shall mean the Investment Policy attached hereto as Schedule 1.01 – Investment Policy.

“Issuing Bank” shall mean BB&T, and any successor in such capacity.

“John Cato” shall mean John P. Derhani Cato and any of his children and trusts for their benefit.

“Lending Office” means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

“Letter of Credit” means the letters of credit issued by the Issuing Bank pursuant to Section 2.03(a) and “Letter of Credit” means any one of such Letters of Credit, as any of such letters of credit may be extended, renewed, replaced or amended from time to time.

“Letter of Credit Advance” means an advance made by the Issuing Bank pursuant to Section 2.03(c).

“Letter of Credit Agreement” means any agreement entered into by the Borrower and the Issuing Bank pursuant to which a Letter of Credit is issued, as amended, modified or restated from time to time.

“Letter of Credit Commitment” means, with respect to each Bank, (i) the amount designated as the Letter of Credit Commitment set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank’s Letter of Credit Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

“LIBOR Rate Loan” means a Revolving Credit Advance or a Term Loan during Interest Periods when the applicable Loan bears or is to bear interest at a rate based upon the London Interbank Offered Rate and having an Interest Period described in (1) of the definition of Interest Period.

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.  For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Base Rate Loan, LIBOR Rate Loan, Index Rate Loan, Revolving Credit Advance or Term Loan and “Loans” means Base Rate Loans, LIBOR Rate Loans, Index Rate Loans, Revolving Credit Advances, Term Loans (which terms are not necessarily exclusive of the other said terms, e.g., an Index Rate Loan may also be a Revolving Credit Advance) or any or all of them, as the context shall require.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, any other document evidencing, relating to or securing the Revolving Credit Advances, Term Loans or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, Revolving Credit Advances or Term Loans, as such documents and instruments may be amended or supplemented from time to time.

“Loan Parties” means collectively the Borrower and each Guarantor that is now or hereafter a party to any of the Loan Documents.

“London Interbank Offered Rate” has the meaning set forth in Section 2.06(c).

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Borrower or any of its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Loan Parties to perform their obligations under the Loan Documents, or (c) the legality, validity or enforceability of any Loan Document.

“Maturity Date” means August 22, 2008.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Income” means the consolidated net income of the Borrower and its Subsidiaries determined in accordance with GAAP.

“Net Proceeds of Capital Stock/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of any and all Debt converted into Capital Stock), after deducting therefrom all reasonable and customary costs and expenses (including, without limitation, underwriting and placement discounts and other reasonable costs associated therewith, sales commissions, investment banking fees and reasonable accounting and legal fees and expenses) incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock and taxes paid or payable as a result thereof.

“Net Worth” means at any time the combined stockholders’ equity of the Borrower and its Subsidiaries on a consolidated basis at such time determined in accordance with GAAP.

“Notes” means each of the Revolving Credit Notes or Term Loan Notes, or any or all of them, as the context shall require.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Obligations” shall mean and include the Revolving Credit Advances, Letter of Credit Advances and Term Loans and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties (including post-petition interest on the foregoing, to the extent lawful) owing, arising, due or payable jointly or severally, from any Loan Party to Agent, the Issuing Bank or any Bank of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, whether arising under this Agreement, the Notes, the Letter of Credit Agreements, the other Loan Documents or otherwise with respect to the Revolving Credit Advances, Letter of Credit Advances, Term Loans, Letters of Credit, or the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and any other sums chargeable to any Loan Party by Agent, the Issuing Bank or any Bank under this Agreement, the Notes, the Letter of Credit Agreements or any of the other Loan Documents.

“Officer’s Certificate” has the meaning set forth in Section 3.01(e).

“Operating Profits” means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

“Participant” has the meaning set forth in Section 9.07(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Lien” shall mean the Liens permitted under Section 5.11.

“Person” means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

“Plan” shall mean any “employee benefit plan” within the meaning of Section 3(3) of ERISA maintained by any member of the Controlled Group.

“Preferred Stock” shall mean Capital Stock of any of Loan Parties that gives the holder thereof a preference over the holders of such Loan Party’s common stock with respect to the payment of dividends or liquidation proceeds, or otherwise designated by such Loan Party as “preferred stock.”

“Previous Loan Agreement” shall mean the Loan Agreement, by and between the Loan Parties and the lenders named therein, dated as of December 27, 2002, as amended.

“Principal Payment Date” shall mean the first day of each month.

“Prohibited Transaction” shall have the meaning given such term under ERISA.

“Properties” means all real property owned, leased or otherwise used or occupied by a Loan Party or any Subsidiary of a Loan Party, wherever located, now or in the future.

“Proposed Redemption” shall mean the Stock Repurchase Agreement, dated as of July 22, 2003, providing for the Borrower to repurchase all of the Borrower’s Class B common stock owned by a limited partnership and trust affiliated with Wayland H. Cato, Jr. and a limited partnership affiliated with Edgar T. Cato no later than August 22, 2003, as amended, modified or supplemented from time to time.

“Pro Rata Share” of any amount means, with respect to any Bank at any time, the product of such amount times a fraction the numerator of which is the amount of such Bank’s Revolving Credit Commitment at such time and the denominator of which is the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time.

“Quarterly Payment Date” means March 31, June 30, September 30 and December 31 of each year.

“Redeemable Preferred Stock” of any Person means any preferred stock issued by such Person which is at any time prior to the Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

“Reportable Event” shall have the meaning given such term in ERISA.

“Required Banks” means (A) at any time there are only two (or fewer) Banks party to this Agreement: (1) Banks having at least 66 2/3% of the aggregate amount of the Revolving Credit Commitments plus the aggregate outstanding principal amount of the Term Loans; or (2) if the Revolving Credit Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Notes, Letter of Credit Advances and Undrawn Amounts; and (B) at any time there are more than two Banks party to this Agreement:  (1) Banks having at least 51% of the aggregate amount of the Revolving Credit Commitments plus the aggregate outstanding principal amount of the Term Loans or, (2) if the Revolving Credit Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Notes, Letter of Credit Advances and Undrawn Amounts.

“Restricted Payment” means (i) any dividend or other distribution on any shares of the Borrower’s capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower’s capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower’s capital stock.

“Revolving Credit Advance” shall mean an advance made to the Borrower under this Agreement pursuant to Section 2.01.  A Revolving Credit Advance is:  (i) a “Base Rate Advance” if such Revolving Credit Advance is a Base Rate Loan; (ii) a “Euro-Dollar Advance” if such Revolving Credit Advance is a Euro-Dollar Loan; (iii) an “Index Rate Advance” if such Revolving Credit Advance is an Index Rate Loan; (iv) a “LIBOR Rate Advance” if such Revolving Credit Advance is a LIBOR Rate Loan; or a Domestic Rate Advance if such Revolving Credit Advance is a Domestic Rate Loan.

“Revolving Credit Borrowing” means a borrowing hereunder consisting of Revolving Credit Advances made to the Borrower at the same time by the Banks pursuant to Section 2.01.  A Revolving Credit Borrowing is:  (i) a “Base Rate Borrowing” if such Revolving Credit Advances are Base Rate Loans, (ii) an “Index Rate Borrowing” if such Revolving Credit Advances are Index Rate Loans; (iii) a “LIBOR Rate Borrowing” if such Revolving Credit Advances are LIBOR Rate Loans; (iv) a “Euro-Dollar Borrowing” if such Loans are Index Rate Loans or LIBOR Rate Loans; or (v) a “Domestic Borrowing” if such Revolving Credit Advances are Base Rate Loans or Index Rate Loans.

“Revolving Credit Commitment” means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof and denominated as the Revolving Credit Commitment, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank’s Revolving Credit Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

“Revolving Credit Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Revolving Credit Advances, together with all amendments, consolidations, modifications, renewals and supplements thereto and “Revolving Credit Note” means any one of such Revolving Credit Notes.

“Subordinated Debentures” shall mean any Debt of any Loan Party which expressly contains in the instruments evidencing such Debt, or in the indenture or other similar instrument pursuant to which such Debt is issued, subordination provisions, satisfactory to the Required Banks, and substantially to the effect that the holder agrees that the Debt evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Obligations hereunder.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or one or more of its Subsidiaries.

“Taxes” has the meaning set forth in Section 2.12(c).

“Term Loan” means a Loan made pursuant to the terms and conditions set forth in Section 2.14.  The Term Loans shall at all times be Index Rate Loans unless:  (1) the Term Loans are to be Base Rate Loans pursuant to Article VIII herein; or (2) an Additional Interest Rate Option Event has occurred in which case the Term Loans may thereafter be Index Rate Loans, LIBOR Rate Loans or Base Rate Loans.

“Term Loan Commitment” means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof and denominated as the Term Loan Commitment, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank’s Term Loan Commitment after giving effect to such Assignment and Acceptance.

“Term Loan Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit A-2 hereto, evidencing the obligation of the Borrower to repay the Term Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and “Term Loan Note” means any one of such Term Loan Notes.

“Termination Date” means August 22, 2005, as extended pursuant to Section 2.05.

“Third Parties” means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower’s business and on a temporary basis.

“Total Unused Revolving Credit Commitments” means at any date, an amount equal to:  (A) the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, less (B) the sum of:  (i) the aggregate outstanding principal amount of the Revolving Credit Advances of all of the Banks at such time; (ii) the aggregate outstanding principal amount of all Letter of Credit Advances; and (iii) the aggregate Undrawn Amounts.

“Transferee” has the meaning set forth in Section 9.07(d).

“Undrawn Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time and “Undrawn Amounts” means, at any time, the sum of all Undrawn Amounts at such time.

“Unused Revolving Credit Commitment” means at any date, with respect to any Bank, an amount equal to its Revolving Credit Commitment less the sum of:  (i) aggregate outstanding principal amount of its Revolving Credit Advances; (ii) such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances; and (iii) such Bank’s Pro Rata Share of the Undrawn Amounts.

“Wholly Owned Subsidiary” means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by the Borrower.

Section 1.02              Accounting Terms and Determinations.  Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower’s independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents:  (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.10).

Section 1.03              Use of Defined Terms.  All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

Section 1.04              Terminology.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular.  Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 1.05              References.  Unless otherwise indicated, references in this Agreement to “Articles”, “Exhibits”, “Schedules”, and “Sections” are references to articles, exhibits, schedules and sections hereof.

Article II

THE CREDITS

Section 2.01              Commitments to Make Revolving Credit Advances.  Each Bank severally agrees, on the terms and conditions set forth herein, to make Revolving Credit Advances to the Borrower from time to time before the Termination Date; provided  that, immediately after each such Revolving Credit Advance is made, the aggregate outstanding principal amount of Revolving Credit Advances by such Bank together with such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts shall not exceed the amount of its Revolving Credit Commitment, provided  further  that the aggregate principal amount of all Revolving Credit Advances, together with the aggregate principal amount of all Letter of Credit Advances and Undrawn Amounts, shall not exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time.  Each Revolving Credit Borrowing under this Section shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000 (except that any such Revolving Credit Borrowing may be in the aggregate amount of the Unused Revolving Credit Commitments) and shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments.  Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Revolving Credit Advances and reborrow under this Section at any time before the Termination Date.

Section 2.02              Method of Borrowing Revolving Credit Advances.  (a)The Borrower shall give the Agent notice in the form attached hereto as Exhibit B (a “Notice of Borrowing”) prior to (i) 11:00 A.M. (Winston-Salem, North Carolina time) on the same Domestic Business Day of each Domestic Borrowing, and (ii) 11:00 A.M. (Winston-Salem, North Carolina time) at least 3 Euro-Dollar Business Days before each LIBOR Rate Borrowing, specifying:

(i)                  the date of such Revolving Credit Borrowing, which shall be a Euro-Dollar Business Day for LIBOR Rate Borrowings and a Domestic Business Day for Domestic Borrowings;

(ii)                the aggregate amount of such Revolving Credit Borrowing;

(iii)              whether such Borrowing is to be a LIBOR Rate Borrowing, Index Rate Borrowing or Base Rate Borrowing, and

(iv)               in the case of a LIBOR Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b)                 Except as provided in Section 2.02(d) of this Agreement, upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such Revolving Credit Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(c)                 Except as provided in Section 2.02(d) of this Agreement, not later than 12:00 P.M. (Winston-Salem, North Carolina time) on the date of each Revolving Credit Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Revolving Credit Borrowing, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Agent at its address referred to in or specified pursuant to Section 9.01.  Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent’s aforesaid address.  Unless the Agent receives notice from a Bank, at the Agent’s address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Revolving Credit Borrowing stating that such Bank will not make a Revolving Credit Advance in connection with such Revolving Credit Borrowing, the Agent shall be entitled to assume that such Bank will make a Revolving Credit Advance in connection with such Revolving Credit Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank’s ratable share of such Revolving Credit Borrowing to the Borrower for the account of such Bank.  If the Agent makes such Bank’s ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Revolving Credit Borrowing available on such date, the Agent shall be entitled to recover such Bank’s ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Revolving Credit Borrowing until such sum shall be paid in full at a rate per annum equal to the rate set forth in Section 2.06 for each such day during such period, provided  that:  (1) any such payment by the Borrower of such Bank’s ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank; and (2) until such Bank has paid its ratable share of such Revolving Credit Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Revolving Credit Borrowing for any purpose hereunder.  If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Revolving Credit Advance included in such Borrowing for purposes of this Agreement.

(d)                 At the Agent’s option and to facilitate the efficient administration of this Agreement, the Agent shall be entitled to make settlements and adjustments on a weekly basis provided that:  (1) all Revolving Credit Borrowings, Revolving Credit Advances and all payments of principal with respect to such Revolving Credit Borrowings and Revolving Credit Advances shall be shared by the Banks ratably in proportion to their Revolving Credit Commitments and in accordance with this Agreement; and (2) all funds advanced by the Agent under this Agreement and all funds received by the Agent under this Agreement shall be made or received, as the case may be, by the Agent, as agent on behalf of the Banks and shall not constitute separate loans or advances made by the Agent.  Unless the Agent receives notice from a Bank, at the Agent’s address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Revolving Credit Borrowing stating that such Bank will not make a Revolving Credit Advance in connection with such Revolving Credit Borrowing, the Agent may assume that each Bank will make a Revolving Credit Advance in connection with each Revolving Credit Borrowing and, in reliance on such assumption, the Agent may make available such Bank’s ratable share of such Revolving Credit Borrowing to the Borrower for the account of such Bank.  No later than 11:00 A.M. (Winston-Salem, North Carolina time) on Friday of each week the Agent shall advise each Bank of its ratable share of the Revolving Credit Borrowings and payments made or received by the Agent for the period ending on the immediately preceding Wednesday.  No later than 2:00 P.M. (Winston-Salem, North Carolina time) on such Friday the Agent and Banks shall effect payments (and credits) so that all Revolving Credit Borrowings, Revolving Credit Advances and payments with respect to the Revolving Credit Borrowings and Letters of Credit are shared by the Banks ratably; provided, however, at any time:  (1) upon the request of the Agent, each Bank shall, make its ratable share of any Revolving Credit Borrowing available to the Agent on demand but in no event later than one Domestic Business Day following the Agent’s demand; and (2) the Agent shall be entitled to recover such Bank’s ratable share of each Revolving Credit Borrowing from such Bank, together with interest thereon for each day during the period from the date of any such demand until such sum shall be paid in full at a rate per annum equal to the rate set forth in Section 2.06.  Each Bank’s obligation under this Section 2.02(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:  (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Agent requesting such adjustment or payment or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, any Guarantor or any other Person; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower, any Guarantor or any other Bank; or (v) any other circumstance, happening or event whatsoever whether or not similar to any of the foregoing.

(e)                 Notwithstanding anything to the contrary contained in this Agreement, no LIBOR Rate Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived; provided that if Borrower has previously delivered a Notice of Borrowing for a LIBOR Rate Borrowing, unless such Borrower notifies the Agent prior to such LIBOR Rate Borrowing that it elects not to borrow on such date, such LIBOR Rate Borrowing shall instead be made as an Index Rate Borrowing and such Revolving Credit Advances shall bear interest in accordance with Section 2.06(c) for the applicable Interest Period.

(f)                  If the Borrower is otherwise entitled under this Agreement to repay any Revolving Credit Advances maturing at the end of an Interest Period applicable thereto with the proceeds of a new Revolving Credit Borrowing, and the Borrower fails to repay such Revolving Credit Advances using its own moneys and fails to give a Notice of Borrowing in connection with such new Revolving Credit Borrowing, a new Revolving Credit Borrowing shall be deemed to be made on the date such Revolving Credit Advances mature in an amount equal to the principal amount of the Revolving Credit Advances so maturing, and the Revolving Credit Advances comprising such new Revolving Credit Borrowing shall be an Index Rate Borrowing.

(g)                 Notwithstanding anything to the contrary contained herein, there shall not be more than four (4) Interest Periods outstanding at any given time prior to an Additional Interest Rate Option Event, and (2) there shall not be more than eight (8) Interest Periods outstanding at any given time after an Additional Interest Rate Option Event.

Section 2.03              Letters of Credit.

(a)                 The Issuing Bank may, from time to time upon request of the Borrower, in its sole discretion issue Letters of Credit for the account of the Borrower, subject to satisfaction of the conditions referenced in Section 3.03.

(b)                 Each Letter of Credit shall be subject to the provisions of this Agreement and to the provisions set forth in the Letter of Credit Agreement executed by the Borrower in connection with the issuance of such Letter of Credit.  The Borrower agrees to promptly perform and comply with the terms and conditions of each Letter of Credit Agreement.

(c)                 The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement a Letter of Credit Advance in the amount of such draft.  Upon written demand by the Issuing Bank, with a copy to the Agent, each Bank shall purchase from the Issuing Bank, and the Issuing Bank shall sell to each Bank, a participation interest in such Letter of Credit Advance equal to such Bank’s Pro Rata Share of such Letter of Credit Advance as of the date of such purchase, by making available to the Agent for the account of the Issuing Bank, in Federal or other funds immediately available an amount equal to such Bank’s Pro Rata Share of the outstanding principal amount of such Letter of Credit Advance.  Promptly after receipt thereof, the Agent shall transfer such funds to the Issuing Bank.  The Borrower hereby agrees to each such sale and purchase of participation interests in Letter of Credit Advances outstanding from time to time.  Each Bank agrees to purchase its participation interest in an outstanding Letter of Credit Advance on (i) the Domestic Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 1:00 P.M. (Winston-Salem, North Carolina time) on such Domestic Business Day or (ii) the first Domestic Business Day next succeeding the date of such demand if notice of such demand is given after 1:00 P.M. (Winston-Salem, North Carolina time) on any Domestic Business Day.  The Issuing Bank makes no representation or warranty and assumes no responsibility with respect to any sale and purchase of a participation interest in any Letter of Credit Advance.  If and to the extent that any Bank shall not have so made the amount available to the Agent in connection with its purchase of a participation interest in any Letter of Credit Advance, such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank, until the date such amount is paid to the Agent, at the Federal Funds Rate for the account of the Issuing Bank.

(d)                 The obligation of each Bank to purchase a participation interest in any Letter of Credit Advance pursuant to Section 2.03(c) shall be unconditional and shall not be affected by the existence of any Default, the failure to satisfy any condition set forth in Section 3.1, 3.2 or 3.3 or the termination of the Revolving Credit Commitments or Letter of Credit Commitments (whether by the Borrower pursuant to Section 2.08 or by the Agent pursuant to Section 6.1 or otherwise).

(e)                 The Issuing Bank shall furnish (A) to the Agent and each Bank on the tenth Domestic Business Day of each April, July, October and January, a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and (B) to the Agent and each Bank upon request a written report setting forth the aggregate Undrawn Amounts.

(f)                  The failure of any Bank to purchase a participation interest in any Letter of Credit Advance shall not relieve any other Bank of its obligation hereunder to purchase its participation interest in any Letter of Credit Advance on such date, but no Bank shall be responsible for the failure of any other Bank to so purchase a participation interest on such date.

(g)                 The Borrower shall pay to the Agent for the account of each Bank that has purchased a participation interest in a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of such Letter of Credit Advance. The Agent will promptly distribute to each Bank its ratable share of any payment of principal of or interest on any Letter of Credit Advance received by the Agent; provided, however, that in the event that such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it.

(h)                 The Issuing Bank will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date such payment shall be made, and the Agent promptly will notify the Banks of such matters.

Section 2.04              Notes.  (a)The Revolving Credit Advances of each Bank shall be evidenced by a single Revolving Credit Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank’s Revolving Credit Commitment.

(b)                 The Term Loan of each Bank shall be evidenced by a single Term Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank’s Term Loan Commitment.

(c)                 Upon receipt of each Bank’s Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank.  Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Revolving Credit Advance and the Term Loan, as the case may be, made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank’s Note; provided  that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes.  Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

Section 2.05              Maturity of Loans.  (a)Each Revolving Credit Advance included in any Revolving Credit Borrowing shall mature, and the principal amount thereof shall be due and payable, subject to Section 6.01, on the earlier of:  (i) the Termination Date, and (ii) the last day of the applicable Interest Period.  Upon the written request of the Borrower, which request shall be delivered to the Agent at least 60 days (but no more than 90 days) prior to the Second Anniversary Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for one additional two-year period on August 22, 2005 (the “Second Anniversary Date”).  Each Bank shall notify the Borrower and the Agent at least 15 days prior to the Second Anniversary Date whether or not it chooses to extend the Termination Date for such an additional two-year period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless all of the Banks are willing to extend the Termination Date.

(b)                 Each Term Loan shall mature, and the principal amount thereof and all then outstanding interest and fees shall be due and payable, on the Maturity Date.

Section 2.06              Interest Rates.  (a)“Applicable Margin” shall mean:  (1) in the case of the Term Loans, 0% if such Term Loan is a Base Rate Loan and 1.15% if such Term Loan is an Index Rate Loan or a LIBOR Rate Loan; and (2) in the case of the Revolving Credit Advances, 0% if such Revolving Credit Advance is a Base Rate Loan and 0.95% if such Revolving Credit Advance is an Index Rate Loan or a LIBOR Rate Loan:

(b)                 During each Interest Period in which a Revolving Credit Advance or Term Loan is a Base Rate Loan, such Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during the applicable Interest Period, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin.  Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

(c)                 During each Interest Period in which a Revolving Credit Advance or Term Loan is an Index Rate Loan, such Index Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of:  (1) the Applicable Margin for such Loan, plus (2) the applicable Adjusted Monthly Libor Index Rate for such Interest Period.  Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Index Rate Loan shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

The “Adjusted Monthly Libor Index Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

The “London Interbank Offered Rate” applicable to any Index Rate Loan or LIBOR Rate Loan means for the Interest Period of such Index Rate Loan or LIBOR Rate Loan the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Index Rate Loan or LIBOR Rate Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page “3750” of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker’s Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 11:00 a.m. London, England time, on the first day of such Interest Period or on the immediately preceding Euro-Dollar Business Day if the first day of such Interest Period is not a Euro-Dollar Business Day.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Index Rate Loan or LIBOR Rate Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).  The Adjusted Monthly Libor Index shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

(d)                 During each Interest Period in which a Revolving Credit Advance or Term Loan is a LIBOR Rate Loan, such LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted Monthly LIBOR Index Rate for such Interest Period.  Any overdue principal of and, to the extent permitted by law, overdue interest on any LIBOR Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

(e)                 Interest on each Base Rate Loan and Index Rate Loan shall be payable for each Interest Period on the Interest Payment Date immediately succeeding the last day of the Interest Period.  Interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof.  Notwithstanding the foregoing, (1) all accrued unpaid interest on the Revolving Credit Advances shall be paid in full on the Termination Date; (2) all accrued unpaid interest on the Term Loan shall be paid in full on the Maturity Date; and (3) should the Revolving Credit Commitment be terminated at any time prior to the Termination Date for any reason, any and all accrued unpaid interest shall be paid on the date of such termination.

(f)                  Each Letter of Credit Advance shall bear interest on the outstanding principal amount thereof, payable on demand, for each day from the date such Letter of Credit Advance is made until paid in full at a rate per annum equal to the Base Rate, plus 2%.

(g)                 The Agent shall determine each interest rate applicable to the Loans hereunder.  The Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(h)                 After the occurrence and during the continuance of a Default, the principal amount of the Revolving Credit Advances and Term Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on any Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.  Interest shall continue to accrue after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

Section 2.07              Fees.  (a)The Borrower shall pay to the Agent for the ratable account of each Bank a non-utilization fee equal to the product of:  (i) the aggregate of the daily average amounts of such Bank’s Unused Revolving Credit Commitment, times (ii) a per annum percentage equal to 0.20%.  Such non-utilization fee shall accrue from and including the Closing Date to and including the Termination Date.  Non-Utilization fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Revolving Credit Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

(b)                 The Borrower shall pay to the Agent for the ratable account of each Bank, with respect to each Letter of Credit, a per annum letter of credit fee (the “Letter of Credit Fee”) equal to the product of:  (i) the aggregate average daily Undrawn Amounts, times (ii) a per annum percentage equal to 0.95% (calculated in accordance with Section 2.13).  Such Letter of Credit Fees shall be payable in arrears for each Letter of Credit on each Quarterly Payment Date during the term of each respective Letter of Credit and on the termination thereof (whether at its stated expiry date or earlier).

(c)                 The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent’s Letter Agreement.

Section 2.08              Optional Termination or Reduction of Revolving Credit Commitments.  The Borrower may, upon at least 3 Domestic Business Days’ irrevocable notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $500,000 or any larger multiple of $100,000, the Revolving Credit Commitments; provided, however:  (1) each termination or reduction, as the case may be, shall be permanent and irrevocable; (2) no such termination or reduction shall be in an amount greater than the Total Unused Revolving Credit Commitments on the date of such termination or reduction; and (3) no such reduction pursuant to this Section 2.08 shall result in the aggregate Revolving Credit Commitments of all of the Banks to be reduced to an amount less than $10,000,000, unless the Revolving Credit Commitments are terminated in their entirety, in which case all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

Section 2.09              Mandatory Reduction and Termination of Revolving Credit Commitments.  The Revolving Credit Commitments shall terminate on the Termination Date and any Revolving Credit Advances and if demand had not been earlier made Letter of Credit Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

Section 2.10              Optional Prepayments of Revolving Credit Advances.  (a)Subject to any payments required pursuant to the terms of Article VIII, upon 3 Domestic Business Days prior written notice, the Borrower may prepay the Revolving Credit Advances in whole or in part without premium or penalty (other than any payments required pursuant to the terms of Article VIII) at any time, or from time to time in part in amounts aggregating at least $500,000.00, or any larger multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment;

(b)                 Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.11              Mandatory Prepayments of Revolving Credit Advances.  (a)On each date on which the Revolving Credit Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Credit Advances, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolving Credit Advances, together with the aggregate principal amount of all Letter of Credit Advances and Undrawn Amounts does not exceed the aggregate amount of the Revolving Credit Commitments as then reduced.

(b)                 In the event that the aggregate principal amount of all Revolving Credit Advances, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts at any one time outstanding shall at any time exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, the Borrower shall immediately repay so much of the Revolving Credit Advances as is necessary in order that the aggregate principal amount of the Revolving Credit Advances thereafter outstanding, together with the aggregate principal amount of the Letter of Credit Advances and Undrawn Amounts shall not exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time.

Section 2.12              General Provisions as to Payments.  (a)The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Winston-Salem, North Carolina time) on the date when due, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Agent at its address referred to in Section 9.01.  Subject to the terms of Section 2.02(d), the Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks; provided that payments of interest shall be distributed by the Agent within three Domestic Business Days of the date such payment is received by the Agent for the account of the Banks.

(b)                 Whenever any payment of principal of, or interest on, the Revolving Credit Advances, Term Loans or of fees shall be due on a day which is not a Domestic Business Day (including, without limitation, any payments pursuant to Sections 2.02(c) and 2.02(d)), the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c)                 All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Revolving Credit Advance, Term Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being “Taxes”).  In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Revolving Credit Advance, Term Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.  If no withholding or deduction of Taxes are payable in respect of any Revolving Credit Advance, Term Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank’s request, a certificate from each applicable taxing authority or an opinion of counsel reasonably acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes.  If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower’s failure to provide evidence of tax payments or tax exemption.

In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

Section 2.13              Computation of Interest and Fees.  Interest on the Revolving Credit Advances and Term Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Non-utilization fees, letter of credit fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.14              Term Loans.  (a)Each Bank severally agrees, upon the terms and conditions set forth herein, to make a Term Loan to the Borrower on the Closing Date in an amount equal to such Bank’s Term Loan Commitment.  Borrower shall not have the right to reborrow any Term Loan or any portion thereof which is repaid.

(b)                 The Term Loans shall at all times be Index Rate Loans unless:  (1) the Term Loans are to be Base Rate Loans pursuant to Article VIII herein; or (2) an Additional Interest Rate Option Event has occurred in which case the Term Loans may thereafter be Index Rate Loans, LIBOR Rate Loans or Base Rate Loans.  The Term Loans shall bear interest on the outstanding principal amount thereof in accordance with Section 2.06.  Interest on each Term Loan shall be payable in accordance with Section 2.06.

(c)                 The principal of the Term Loans shall be repaid in fifty-nine (59) consecutive monthly installments of $500,000 each commencing on October 1, 2003 and continuing on each Principal Payment Date thereafter until the Maturity Date when the unpaid principal balance of, and accrued but unpaid interest on, the Term Loans shall be due and payable in full.

Section 2.15              Continuation and Conversion Elections Applicable to Term Loans After Additional Interest Rate Option Event.  After the occurrence of an Additional Interest Rate Option Event, by delivering a notice (a “Notice of Continuation or Conversion”), which shall be substantially in the form of Exhibit D, to the Agent on or before 11:00 A.M., Winston-Salem,

North Carolina time, on a Domestic Business Day, the Borrower may from time to time, after the occurrence of an Additional Interest Rate Option Event irrevocably elect, by notice on the same Domestic Business Day, in the case of (Term Loans to be continued as, or be converted into) Domestic Rate Loans or 3 Euro-Dollar Business Days in the case of (Term Loans to be continued as, or be converted into) LIBOR Rate Loans, that all of such Term Loans or any portion thereof in the case of Domestic Rate Loans or in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000 in the case of LIBOR Rate Loans be continued or converted; provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Term Loans of all Banks that have made such Term Loans, and (y) no portion of the outstanding principal amount of any Term Loans may be continued as, or be converted into, any LIBOR Rate Loan when any Default has occurred and is continuing and shall bear interest as provided in Section 2.06.  If the Borrower fails to deliver a Notice of Continuation or Conversion described above, then on the last day of the then current Interest Period, such Term Loans shall be deemed to be converted to Index Rate Loans in the same principal amount.

Section 2.16              Prepayments of Term Loans.  (a)The Borrower shall have the right to prepay the outstanding principal of the Term Loan in whole or in part without premium or penalty (other than any payments required pursuant to the terms of Article VIII); provided, however, (i) that all partial prepayments of the Term Loans made under this section shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000; (ii) at any time a Term Loan or a portion of a Term Loan is a LIBOR Rate Loan, prepayments may be made only on the last day of the Interest Period applicable to the portion of the Term Loan being prepaid unless such prepayment is accompanied with any and all amounts required pursuant to Article VIII; and (iii) at any time the Loan or a portion of the Loan is a Domestic Rate Loan, prepayments may be made at any time;

(b)                 Except as expressly provided in this Section, no prepayment of the Loan or the Note is permitted.  Notwithstanding anything to the contrary in this Section, no prepayment may be made pursuant to paragraph (a) of this Section except after not less than three (3) Domestic Business Days prior written notice to the Agent, specifying the prepayment date, the amount of such prepayment and that such prepayment is being made pursuant to this Section 2.16 of this Agreement.  Any such notice shall be irrevocable.  The Borrower shall pay with such prepayment all accrued interest on the principal of the Term Loan so prepaid to the date of such prepayment, any applicable charges pursuant to Article VIII and, if the prepayment is in whole, any and all other amounts payable by the Borrower to the Agent under this Agreement or any other Loan Document.  Each prepayment of principal of the Term Loan shall be applied to the installments of principal in the inverse order of their maturities.

Article III

CONDITIONS TO BORROWINGS

Section 3.01              Conditions to First Borrowing.  The obligation of each Bank to make the Term Loan on the Closing Date and/or make a Revolving Credit Advance on the occasion of the first Revolving Credit Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

(a)                 receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;

(b)                 receipt by the Agent of duly executed Notes for the account of each lender complying with the provisions of Section 2.04;

(c)                 receipt by the Agent of an opinion of Robinson, Bradshaw & Hinson, P.A., counsel for the Borrower and Guarantors, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

(d)                 receipt by the Agent of a certificate (the “Closing Certificate”), dated the date of the first Borrowing, substantially in the form of Exhibit G hereto, signed by a principal financial officer of each Loan Party, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Loan Parties contained in Article IV are true on and as of the date of the first Borrowing hereunder;

(e)                 receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary or an Assistant Secretary of the respective Loan Party, substantially in the form of Exhibit H hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (i) the Loan Party’s Certificate of Incorporation or Articles of Organization, as the case may be, (ii) the Loan Party’s Bylaws or Operating Agreement, as the case may be, (iii) a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing of such Loan Party, and (iv) the action taken by the Board of Directors of the Loan Party authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Loan Party is a party;

(f)                  receipt by the Agent of a Notice of Borrowing;

(g)                 evidence satisfactory to the Agent that the Previous Loan Agreement has been terminated and all indebtedness, liabilities and obligations thereunder have been paid in full;

(h)                 the Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts that are due and payable on the Closing Date as set forth in the Agent’s Letter Agreement; and

(i)                  such other documents or items as the Agent, the Banks or their counsel may reasonably request.

Section 3.02              Conditions to All Borrowings.  The obligation of each Bank to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing is subject to the satisfaction of the following conditions:

(a)                 receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

(b)                 the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

(c)                 the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement shall be true, on and as of the date of such Borrowing; and

(d)                 the fact that, immediately after such Revolving Credit Borrowing (i) the aggregate outstanding principal amount of the Revolving Credit Advances of each Bank together with such Bank’s Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts, will not exceed the amount of its Revolving Credit Commitment and (ii) the aggregate outstanding principal amount of the Revolving Credit Advances together with the aggregate outstanding principal amount of all Letter of Credit Advances and Undrawn Amounts, will not exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks as of such date.

Each Revolving Credit Borrowing hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Revolving Credit Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that a Revolving Credit Borrowing shall not be deemed a representation or warranty as to the facts specified in clause (c) of this Section if the aggregate outstanding principal amount of the Revolving Credit Advances immediately after such Revolving Credit Borrowing will not exceed the aggregate outstanding principal amount of Revolving Credit Advances immediately before such Revolving Credit Borrowing.

Section 3.03              Conditions to Issuance of Letters of Credit.  The issuance by the Issuing Bank of each Letter of Credit shall be subject to satisfaction of the conditions set forth in the related Letter of Credit Agreement and satisfaction of the following conditions:

(a)                 the fact that, immediately before and after the issuance of such Letter of Credit, no Default shall have occurred and be continuing;

(b)                 the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement shall be true, on and as of the date of issuance of such Letter of Credit;

(c)                 the fact that, immediately after the issuance of such Letter of Credit:  (i) the sum of (A) the entire outstanding principal amount of the Revolving Credit Advances, (B) the aggregate outstanding principal amount of the Letter of Credit Advances, and (C) the aggregate Undrawn Amounts, will not exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time; and

(d)                 no Letter of Credit shall have an expiry date or termination date on or after the earlier of:  (1) the date twelve months after the date of the issuance of such Letter of Credit; or (2) the date two Domestic Business Days prior to the Termination Date.

Article IV

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant that:

Section 4.01              Corporate Organization and Power.  Each Loan Party (i) is a corporation, limited partnership or limited liability company duly organized, formed or registered, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and (ii) is qualified to do business and is in good standing in every other jurisdiction in which the nature of its business or the ownership of its properties requires it to be so qualified and where failure to so qualify would have a Material Adverse Effect.  Each Loan Party has the requisite power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted.

Section 4.02              Litigation; Government Regulation.  There is no action, suit or proceeding pending, or to the knowledge of the Loan Parties threatened, against or affecting the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of the

Loan Parties to perform their respective obligations under, this Agreement, the Notes or any of the other Loan Documents.  No Loan Party is in violation of or in default under any applicable statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court) where such violation would have a Material Adverse Effect.

Section 4.03              Taxes.  There have been filed on behalf of the Loan Parties and their respective Subsidiaries all Federal, state and local income, excise, sales, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any levy or assessment received by or on behalf of the Loan Parties or any Subsidiary have been paid, unless such taxes are being diligently contested by such Loan Party by appropriate proceedings, such Loan Party has established reserves in accordance with GAAP and the failure to timely pay such taxes will not have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate.  To the knowledge of each Loan Party, no material controversy in respect of any taxes is pending or threatened.  United States income tax returns of the Loan Parties and their respective Subsidiaries have been closed through the Fiscal Year ended January 30, 1999.

Section 4.04              Enforceability of Loan Documents; Compliance With Other Instruments.  The execution, delivery and performance by each Loan Party of this Agreement, the Notes and the other Loan Documents to which it is a party (i) are within the corporate, partnership and limited liability powers of each Loan Party, as applicable, and (ii) have been duly authorized by all necessary and appropriate corporate, partnership and limited liability action, as applicable, and have been validly executed and delivered.  Each of the Loan Documents executed by each Loan Party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles.  No Loan Party or any Subsidiary of a Loan Party is in default in any material respect with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which such Loan Party is a party or by which it is bound.  Neither the execution, delivery or performance of the Loan Documents executed by the Loan Parties, nor compliance therewith:  (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) the certificate of incorporation, certificate of partnership, articles of organization, certificate of formation, bylaws, partnership agreement, operating agreement or any other organic documents of any Loan Party or any Subsidiary of a Loan Party, (ii) any law, order, writ, injunction or decree of any court or governmental authority, or (iii) any agreement or instrument to which any Loan Party or any Subsidiary of a Loan Party is a party or by which any Loan Party or any Subsidiary of a Loan Party, or its respective properties, is bound or (b) results or will result in the creation or imposition of any Lien upon the properties or assets of any Loan Party or any Subsidiary of a Loan Party, except Permitted Liens.

Section 4.05              Governmental Authorization.  No authorization, consent or approval of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by each Loan Party of the Loan Documents or the consummation by each Loan Party of the transactions contemplated hereby and thereby.  Each Loan Party has, and is in material good standing with respect to, all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct its respective businesses as heretofore conducted and to own or lease and operate its properties as now owned or leased by it, except for those the failure to obtain which (or maintain good standing with regard to) would not individually or in the aggregate have a Material Adverse Effect.  None of such approvals, permits, certificates, consents, or franchises contains any term, provision, condition or limitation materially more burdensome than such as are generally applicable to Persons engaged in the same or similar business as such Loan Party.

Section 4.06              No Default.

(a)                 No Loan Party nor any of their respective Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound that would reasonably be expected to result in a Material Adverse Effect.

(b)                 No Default or Event of Default has occurred and is continuing.

Section 4.07              Margin Securities.  No Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock.  No part of the proceeds of any Revolving Credit Advance or Term Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose in each case which violates, or which is inconsistent with, the provisions of Regulation T, U or X.  Neither the making of any Revolving Credit Advance or Term Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.08              Full Disclosure.  None of the Loan Documents, nor any statements or information furnished to Agent or any Bank by or on behalf of a Loan Party for purposes of or in connection with this Agreement or any transaction contemplated by the Loan Documents, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading and all such statements and information are true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.  There is no fact known to any Loan Party not disclosed to the Banks in writing that has or, to the best of such Loan Party’s knowledge, would have a Material Adverse Effect.

Section 4.09              ERISA.

(a)                 No accumulated funding deficiency (as defined in Section 302 of ER1SA and Section 412 of the Code), whether or not waived, has occurred with respect to any Plan, and no termination event or Reportable Event has occurred or is reasonably expected to occur with respect to any Plan.  The present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plan) did not, as of the most recent valuation date, exceed the then current value of the assets of such Plan allocable to such benefits.  Full payment has been made on or before the due date thereof of all amounts that each Loan Party and member of the Controlled Group is required under the terms of each Plan to have paid as contributions to such Plan.

(b)                 No Loan Party or any member of the Controlled Group has incurred any withdrawal liability under Section 4201 of ERISA.

(c)                 No Loan Party or any member of the Controlled Group has participated in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), which has subjected, or may subject, it to any material civil penalty or tax imposed by Section 502(i) of ERISA or Section 4975 of the Code, respectively.  No Loan Party has incurred, or is reasonably expected to incur, any liability to the PBGC (other than for insurance premiums which have been paid when due).

(d)                 To the knowledge of each Loan Party and based on actuarial reports, the present value (determined using actuarial and other assumptions that are reasonable in respect of the benefits provided and the employees participating) of the liability of each Loan Party and any member of the Controlled Group for post-retirement benefits to be provided to its current and former employees under all welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such plans allocable to such benefits by an amount that would have a Material Adverse Effect.

(e)                 The execution and delivery of this Agreement will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

(f)                  Neither the Loan Parties nor any member of the Controlled Group is making or has ever made or been required to make any contributions to a Multiemployer Plan.

Section 4.10              Financial Statements.  (a)The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of February 1, 2003 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche, LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended May 3, 2003, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP (except as otherwise expressly noted therein), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

(b)                 Since February 1, 2003 there has been no event, act, condition or occurrence having a Material Adverse Effect.

Section 4.11              Title to Assets.  Each of the Loan Parties and their respective Subsidiaries has good, indefeasible and merchantable title in fee simple (or its equivalent under applicable law) to and ownership of the properties owned by it (as reflected in the Financial Statements) and all of its other material assets, including without limitation, the assets reflected in the most recent Financial Statements, free and clear of all Liens, except Permitted Liens, and except for financing statements filed in connection with the Permitted Liens, no financing statement under the Uniform Commercial Code that names any Loan Party or any Subsidiary of a Loan Party as debtor has been filed and is still in effect, and no Loan Party or any Subsidiary of a Loan Party has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.  Each Loan Party enjoys peaceful and undisturbed possession under all of its material leases and all such leases are valid and subsisting and in full force and effect.  Each of the Loan Parties and their respective Subsidiaries has title to its properties sufficient for the conduct of its business.

Section 4.12              Use of Proceeds.  The Borrower’s uses of the proceeds of each Revolving Credit Advance and Term Loan made by Banks to Borrower pursuant to this Agreement are, and continue to be, legal and proper uses and such uses are and will be consistent with the terms of Section 5.15 and all applicable laws and statutes, as in effect from time to time.

Section 4.13              Environmental Matters.  (a)No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from or located on any Property (except in material compliance with applicable Environmental Laws) and no part of any Property, including the groundwater located thereon and thereunder, is presently known by such Loan Party or any Subsidiary of a Loan Party to be contaminated by any Hazardous Materials in violation of applicable Environmental Laws.  To the knowledge of each Loan Party, no improvement located on any Property contains any friable asbestos or asbestos-containing materials in material violation of any federal, state or local laws, regulations or orders respecting such asbestos or asbestos-containing materials.  To the knowledge of each Loan Party, there were no material releases of Hazardous Materials in violation of Environmental Law on any Property previously owned by such Loan Party or any Subsidiary of a Loan Party while such Loan Party or any Subsidiary of a Loan Party owned such Property.

(b)                 No Property has, to the knowledge of any Loan Party ever been used as or for a mine, a gasoline service station, or an above-ground petroleum products storage facility, a landfill, a dump or other disposal facility, or for industrial, or manufacturing purposes;

(c)                 To the knowledge of the Loan Parties, there are no underground storage tanks situated on the Denmark Road Real Estate, other than tanks installed by the Loan Parties which have been properly closed in material compliance with all applicable Environment Laws and, to the knowledge of Borrowers, no material underground leakage from such tanks has occurred;

(d)                 All activities, and operations of each Loan Party and each Subsidiary of a Loan Party meet in all material respects the requirements of all applicable Environmental Laws;

(e)                 Each Loan Party, to its knowledge, has never sent a Hazardous Material to a site which, pursuant to CERCLA or any similar state law, (1) has been placed on the “National Priorities List” of hazardous wastes, or (2) which is subject to a claim, an administrative order or other request to take “removal” or “remedial” action (as defined under CERCLA) or to pay for the costs of cleaning up such a site;

(f)                  Each Loan Party, to its knowledge, is not involved in any suit or proceeding nor has it received any notice from any governmental agency with respect to a release of Hazardous Materials nor has it received notice of any claims from any Person relating to personal injuries from exposure to Hazardous Materials;

(g)                 Each Loan Party has timely filed all material reports required to be filed, has acquired all necessary certificates, approvals and permits and has generated and maintained in all material respects all required data, documentation and records under any applicable Environmental Laws; and

(h)                 No Loan Party nor any Subsidiary of a Loan Party is subject to any Environmental Liability and no Loan Party nor any Subsidiary of a Loan Party has been designated as a potentially responsible party under CERCLA.  None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

Section 4.14              Assets for Conduct of Business.  Each Loan Party possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, servicemarks and trade names to continue to conduct its business as heretofore conducted, without any material conflict or infringement with the rights of others.

Section 4.15              Compliance With Laws.  Each Loan Party and each Subsidiary of a Loan Party has duly complied with, and its Properties and business operations are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to each such Loan Party and each Subsidiary of a Loan Party, the Properties or the conduct of such business, including, without limitation, all federal and state securities and antitrust laws, ERISA and Environmental Laws.  There have been no citations, notices or orders of noncompliance issued to any Loan Party or any Subsidiary of a Loan Party under any federal, state or local law, rule or regulation applicable to each Loan Party and each Subsidiary of a Loan Party which would have a Material Adverse Effect.

Section 4.16              Contracts.  No Loan Party is a party to any contract or agreement, or subject to any charge, corporate, partnership or limited liability company restriction, judgment, injunction, decree, rule, regulation or order of any court or governmental authority, which has or would have a Material Adverse Effect.

Section 4.17              Subsidiaries.  Each of the Loan Parties’ Subsidiaries is a corporation, partnership or limited liability company (or in the case of Cedar Hill National Bank, a national bank) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule 4.17, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.

Section 4.18              Not an Investment Company.  No Loan Party nor any Subsidiary of a Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.19              Public Utility Holding Company Act.  No Loan Party nor any Subsidiary of a Loan Party is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

Section 4.20              Insolvency.  After giving effect to the execution and delivery of the Loan Documents and the making of the Revolving Credit Advances and Term Loan under this Agreement, no Loan Party will be “insolvent”, within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

Section 4.21              Labor Matters.  There are no significant strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened which would have a Material Adverse Effect.  The hours worked by and payment made to employees of the Loan Parties and each Subsidiary of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or foreign law dealing with such matters except to the extent such violation would not have a Material Adverse Effect.

Article V

COVENANTS

The Loan Parties agree, jointly and severally, that, so long as any Bank has any Revolving Credit Commitment hereunder or any Letter of Credit or Term Loan is outstanding or any amount payable under any Note or Letter of Credit Advance remains unpaid:

Section 5.01              Information.  The Borrower will deliver to each of the Banks:

(a)                 As soon as practicable and in any event 45 days after the close of each Fiscal Quarter (except the fourth Fiscal Quarter in each Fiscal Year) of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the close of such Fiscal Quarter and consolidated statements of income and retained earnings and cash flows for that Fiscal Quarter and for the portion of the Fiscal Year then ended, prepared in accordance with GAAP, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the period and certified by the chief financial officer of Borrower;

(b)                 As soon as practicable and in any event within 120 days after the close of each Fiscal Year of Borrower an audited consolidated balance sheet of Borrower and its Subsidiaries as of the close of such Fiscal Year, and an audited consolidated statement of income, and retained earnings and cash flows prepared in accordance with GAAP, each audited by an independent certified public accountant reasonably acceptable to the Banks in accordance with GAAP, applied on a basis consistent with those of the preceding Fiscal Year or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the Fiscal Year; such financial statements shall be accompanied by a report thereon by such certified public accountants, containing an opinion that is not qualified with respect to scope, limitations or accounting principles followed by Borrower and its Subsidiaries not being in accordance with GAAP, all in a form reasonably acceptable to Agent and the Banks;

(c)                 Concurrently with the delivery of the financial statements of Borrower described in subsection (b) above, a certificate from the independent certified public accountants that in making their examination of the financial statements of Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any condition or event which constitutes or would constitute, upon the giving of notice or lapse of time or both, any Default or Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination;

(d)                 Concurrently with the delivery of the financial statements described in subsections (a) and (b) above, a certificate (a “Compliance Certificate”) from the Borrower by a Designated Officer (i) certifying to the Banks that the Loan Parties have kept, observed, performed and fulfilled in all material respects each and every covenant, obligation and agreement binding upon any Loan Party contained in this Agreement or the other Loan Documents, (ii) calculating the financial covenants set forth in Sections 5.03, 5.05, 5.06(b), 5.07 and 5.08 hereof, (iii) setting forth the identity of the Subsidiaries of the Borrower on the date of such certificate; and (iv) certifying to the Banks that no Event of Default or Default has occurred, or specifying any such Event of Default or Default;

(e)                 within 5 Domestic Business Days after a Loan Party becomes aware of the occurrence of any Default, a certificate of the Chief Financial Officer of such Loan Party setting forth the details thereof and the action which such Loan Party is taking or proposes to take with respect thereto;

(f)                  promptly upon the mailing thereof to the shareholders of any Loan Party generally, copies of all financial statements, reports and proxy statements so mailed;

(g)                 to the extent not otherwise publicly available promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which any Loan Party shall have filed with the Securities and Exchange Commission;

(h)                 if and when any Loan Party or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(i)                  promptly, but in no event later than three Domestic Business Days after any Loan Party obtains knowledge thereof, give written notice to the Agent of:  (a) any material litigation or proceeding brought against any Loan Party, whether or not the claim is considered by any such Loan Party to be covered by insurance (for the purpose hereof, any litigation against any Loan Party seeking to recover $1,000,000 or more in damages shall be deemed material); (b) any written notice of a violation received by any Loan Party from any governmental regulatory ,body or law enforcement authority which, if such violation were established, would have a Material Adverse Effect; (c) any labor controversy that has resulted in a strike or other work action that might reasonably be expected to have a Material Adverse Effect; (d) any attachment, lien, or levy that may be placed on or assessed against or threatened against any Loan Party, or any property of a Loan Party, other than Permitted Liens; (e) any judgments or orders involving cost to the Loan Parties in aggregate of more than $1,000,000 in any Fiscal Year; (f) any Event of Default or any Default; and (g) any other matter that has or would have a Material Adverse Effect.  The Loan Parties shall promptly give notice to the Agent of any change in any Designated Officer; and

(m)       from time to time such additional information regarding the financial position or business of the Loan Parties and their respective Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

Section 5.02              Inspection of Property, Books and Records.  The Borrower will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law shall be made of all dealings and transactions in relation to its business and activities; (ii) permit, and will cause each Subsidiary of the Loan Parties to permit, with reasonable prior notice (which notice shall not be required in the case of an emergency) and during business hours, the Agent or its designee, at the expense of the Loan Parties, to perform periodic field audits and investigations of the respective Loan Parties; and (iii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank’s expense prior to the occurrence of an Event of Default and at the Borrower’s expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and upon the consent of such Loan Party, which shall not be unreasonably withheld, its independent public accountants (and by this provision each Loan Party authorizes said accountants to discuss the finances and affairs of such Loan Party and to provide said accountants with such further written authorization as they may require), upon reasonable notice and during business hours and as often as may be reasonably requested.  The Loan Parties agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and during business hours and as often as may reasonably be desired.

Section 5.03              Ratio of Debt/Capitalized Rents to Adjusted Cash Flow.  At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending August 2, 2003, the ratio of (i) the sum of the aggregate amount of Funded Debt then outstanding plus Capitalized Rents to (ii) the Adjusted Cash Flow for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters will not at any time exceed 4.50 to 1.00.

Section 5.04              Acquisitions.  (a)No Loan Party nor any Subsidiary of a Loan Party shall enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such assets or business is to be acquired and the line or lines of business of the Person to be acquired are the same as or reasonably related to one or more line or lines of business in which the Loan Party is engaged on the Closing Date, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) the Person acquired shall be a Subsidiary, or be merged into a Loan Party, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be a Loan Party), and (iv) after giving effect to such Acquisition:  (A) the aggregate Costs of Acquisition incurred by any Loan Party or any Subsidiary of a Loan Party in any single transaction or in a series of related transactions shall not exceed $50,000,000; and (B) the aggregate Costs of Acquisition incurred by the Loan Parties and all Subsidiaries of the Loan Parties during any Fiscal Year shall not exceed $75,000,000 in the aggregate.

(b)                 Not less than ten (10) Domestic Business Days prior to the consummation of any Acquisition permitted under Section 5.04(a) with respect to which the Costs of Acquisition exceeds $10,000,000, the Loan Parties shall have delivered to the Agent and each Bank pro forma financial statements demonstrating that none of the financial covenants in Article V will be violated after giving pro forma effect to such Acquisition.

Section 5.05              Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth will at no time be less than $165,000,000:  (A) plus the sum of (i) if Net Income for any Fiscal Year ending after February 1, 2003 is a positive number, an amount equal to 50% of such Net Income, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after February 1, 2003, calculated quarterly; and (B) minus any amount paid by Borrower to purchase shares of its own capital stock after the Closing Date.

Section 5.06              Restrictions on Dividends, Share Repurchase, etc.  No Loan Party nor any Subsidiary of a Loan Party shall (a)declare or pay any dividends (other than dividends payable solely in its own Capital Stock) upon any of its Capital Stock (other than dividends paid to a Loan Party) if a Default or Event of Default exists or would exist immediately after the payment of such dividend;

(b)                 Repurchase shares of its own Capital Stock (or options or rights to acquire its Capital Stock), provided, however, that:  (1) the Borrower may consummate the Proposed Redemption; and (2) Borrower may pay up to $15,000,000 in the aggregate during any period of 4 consecutive Fiscal Quarters to purchase shares of its own capital stock unless a Default or Event of Default exists or would exist immediately after payment for any such purchase; or

(c)                 With respect to Borrower, make any other distribution of property or assets (other than distributions of cash or Capital Stock as provided in paragraphs (a) and (b) of this Section 5.06) among the holders of shares of its Capital Stock.

Section 5.07              Fixed Charge Coverage.  At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending August 2, 2003, the Fixed Charge Coverage Ratio shall not be less than 1.5 to 1.00:

Section 5.08              Capital Expenditures.  Capital Expenditures will not exceed (a) during any single Fiscal Year, in an aggregate amount in excess of $50,000,000, and (b) during the period of 12 consecutive Fiscal Quarters immediately preceding any date of determination or, if such date of determination is the last day of a Fiscal Quarter, the period of 12 consecutive Fiscal Quarters ending on such date, in the aggregate amount in excess of $125,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing (with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period).

Section 5.09              Loans or Advances.  No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except:  (i) loans and advances to employees of a Loan Party for reasonable travel and business and relocation expenses in the ordinary course of business and consistently with practices existing on February 1, 2003, (ii) extensions of trade credit in the ordinary course of business and consistently with practices existing on February 1, 2003, (iii) prepaid expenses incurred in the ordinary course of business and consistently with practices existing on February 1, 2003, (iv) loans or advances to the Borrower or any Guarantor that is a Consolidated Subsidiary, and (v) loans or advances not otherwise permitted under this Section 5.09, which when aggregated with the total Investments made under Section 5.10(v) do not exceed Ten Million Dollars ($10,000,000) in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv) or (v) of this Section, no Default shall have occurred and be continuing.

Section 5.10              Investments.  No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Section 5.09 and except Investments in (i) Acquisitions permitted under Section 5.04; (ii) investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business and consistently with practices existing on February 1, 2003, (iii) Investments by the Borrower in a Guarantor that is a Consolidated Subsidiary made in the ordinary course of business and consistently with practices existing on February 1, 2003, (iv) Investments made in the ordinary course of business and in accordance with the Borrower’s Investment Policies as in effect on the Closing Date; and (v) Investments not otherwise permitted under this Section 5.10, which when aggregated with the aggregate outstanding loans and advances made under Section 5.09(v) do not exceed $10,000,000 in the aggregate outstanding.

Section 5.11              Negative Pledge.  No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)                 Liens of carriers, warehousemen, mechanics and materialmen imposed by mandatory provisions of law arising in the ordinary course of business for sums not yet due and payable or such liens securing an aggregate Debt of not more than $1,000,000 that are being contested in good faith;

(b)                 Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure obligations on surety or appeal bonds;

(c)                 Liens for current taxes (including income withholding taxes), assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, if the affected Loan Party has established adequate reserves with respect thereto in accordance with GAAP or, with respect to liens arising in connection with income tax withholding, such Loan Party has established adequate reserves with respect thereto;

(d)                 statutory liens of banks and other financial institutions arising during the collection of instruments in the ordinary course of business;

(e)                 pledges or deposits in the ordinary course of a Loan Party’s business to secure the performance of leases or contracts entered into in the ordinary course of business;

(f)                  Liens upon any assets subject to a Capital Lease and securing payment of the obligations arising under such Capital Lease and any liens upon any equipment subject to an equipment operating lease and securing payment of the obligations arising under such lease;

(g)                 zoning restrictions, easements, licenses, landlord’s liens or restrictions on the use of property which do not materially impair the use of such property in the operation of the business of a Loan Party;

(h)                 Liens securing the purchase price of assets attaching only to such assets securing aggregate Debt of Loan Parties and their Subsidiaries not in excess of $1,000,000;

(i)                  Liens not described in subclauses (a) through (h) above that relate to liabilities not in excess of $1,000,000 in the aggregate; and

(j)                  Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock).

Section 5.12              Maintenance of Existence.  Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain its organizational existence and carry on, its business in substantially the same manner and in the same fields as such business is now carried on and maintained and other lines of business reasonably related thereto, except through corporate reorganization to the extent permitted by Section 5.14.

Section 5.13              Dissolution.  No Loan Party nor any Subsidiary of a Loan Party shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary of a Loan Party, except:  (1) through corporate reorganization to the extent permitted by Section 5.14; and (2) redemptions of Capital Stock permitted by Section 5.06.

Section 5.14              Consolidations, Mergers and Sales of Assets.  No Loan Party will, nor will it permit any Subsidiary of a Loan Party to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided  that (a) a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the corporation surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if the Borrower merges with another Loan Party, the Borrower is the corporation surviving such merger, and (v) the merger will have no material adverse effect on the Loan Parties’ ability to repay the Revolving Credit Advances and Term Loans when due, (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit:  (i) sales, transfers, leases, licenses or other dispositions of inventory for fair value in the ordinary course of business, (ii) the sale, exchange or other disposition of cash equivalents and other short-term investments for fair value in the ordinary course of business so long as the proceeds thereof are used in accordance with this Agreement, (iii) the sale, lease or other disposition of assets by the Borrower or any Subsidiary of the Borrower to the Borrower or to a Guarantor, in each case in the ordinary course of business for fair value and so long as no Event of Default shall have occurred and be continuing or would result therefrom, (iv) the sale, exchange or other disposition in the ordinary course of business of equipment or other capital assets no longer used or useful in the business of the Borrower and its Subsidiaries, and (v) during any Fiscal Quarter and to the extent not otherwise permitted under this Section 5.14, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 5% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 5% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter.

Section 5.15              Use of Proceeds.  No portion of the proceeds of the Revolving Credit Advances or Term Loans will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation (other than an Acquisition permitted under Section 5.04), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock which violates Regulation T, U or X, or (iii) for any purpose in violation of any applicable law or regulation.  The proceeds of the Revolving Credit Advances and Term Loans shall be used for the Proposed Redemption, general corporate purposes and working capital.

Section 5.16              Compliance with Laws; Payment of Taxes.  Each Loan Party will, and will cause each Subsidiary of a Loan Party and each member of the Controlled Group to:  (a) comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued; (b) make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Plan; (c) promptly, upon the request of any Banks, furnish to the Agent and the Banks copies of any annual report required to be filed under ERISA in connection with any Plan; (d) not take any action or fail to take action, the result of which action or inaction could be a material liability of any Loan Party to the PBGC or to a Multiemployer Plan; (e) notify the Agent and the Banks as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which any Loan Party believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan; and (f) observe and remain in compliance with all licenses, permits, franchises or other authorizations necessary to the ownership of its properties or the conduct of its business, and all covenants and conditions of all agreements and instruments to which a Loan Party is a party, except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued.  Each Loan Party will, and will cause each Subsidiary of a Loan Party to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of a Loan Party or any Subsidiary of a Loan Party, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Agent, the Borrower shall have set up reserves in accordance with GAAP.  No Loan Party shall participate in any Prohibited Transaction which could subject any Loan Party to any material civil penalty under ERISA or material tax under the Code.  Each Loan Party shall furnish to Banks upon any Bank’s request such additional information about any Plan or other employee benefit plan as may be reasonably requested by such Bank.  The Plans shall be operated in such a manner that none of the Loan Parties will incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in Section 4980B

Section 5.17              Insurance.  Notwithstanding any provision in any other Loan Documents requiring specified types or amounts of insurance, each Loan Party will maintain, and will cause each Subsidiary of a Loan Party to maintain (either in the name of such Loan Party or in such Subsidiary’s own name), with financially sound and reputable insurance companies, worker’s compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts as shall be selected by management of Borrower in its reasonable discretion and as are customarily maintained by prudent companies similarly situated in Borrower’s industries.

Section 5.18              Change in Fiscal Year.  Each Loan Party will not change its Fiscal Year without the consent of the Required Banks.

Section 5.19              Maintenance of Property.  Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to (a) conduct its business in an orderly, efficient and customary manner, keep its tangible properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of such properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved; and (b) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by any governmental authority and which, if not timely filed, would have a Material Adverse Effect.

Section 5.20              Environmental Notices.  Each Loan Party shall upon receiving actual notice, furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way materially affecting any owned Properties, and all facts, events, or conditions that are reasonably likely to lead to any of the foregoing.

Section 5.21              Environmental Matters.  No Loan Party or any Subsidiary of a Loan Party will, nor will any Loan Party permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in material compliance with all applicable Environmental Requirements.

Section 5.22              Environmental Release.  Each Loan Party agrees that upon the occurrence of a material Environmental Release at or on any of the owned Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to address such Environmental Release in compliance with material applicable Environmental Laws, whether or not ordered or otherwise directed to do so by any Environmental Authority.

Section 5.23              Additional Covenants, Etc.  In the event that at any time this Agreement is in effect or any Note remains unpaid any Loan Party shall enter into any agreement, guarantee, indenture or other instrument governing, relating to, providing for commitments to advance or guaranteeing any Financing or to amend any terms and conditions applicable to any Financing, which agreement, guarantee, indenture or other instrument includes covenants, warranties, representations, defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) or other terms or conditions not substantially as, or in addition to those, provided in this Agreement or any other Loan Document, or more favorable to the lender or other counterparty thereunder than those provided in this Agreement or any other Loan Document, the Loan Party shall promptly so notify the Agent and the Banks.  Thereupon, if the Agent shall request by written notice to the Loan Party (after a determination has been made by the Required Banks that any of the above referenced documents or instruments contain any provisions which either individually or in the aggregate are more favorable than one of the provisions set forth herein), the Loan Parties, the Agent and the Banks shall enter into an amendment to this Agreement providing for substantially the same such covenants, warranties, representations, defaults or events of default or other terms or conditions as those provided for in such agreement, guarantee, indenture or other instrument, to the extent required and as may be selected by the Agent, such amendment to remain in effect, unless otherwise specified in writing by the Agent, for the entire duration of the stated term to maturity of such Financing (to and including the date to which the same may be extended at the option of the Loan Party), notwithstanding that such Financing might be earlier terminated by prepayment, refinancing, acceleration or otherwise, provided  that if any such agreement, guarantee, indenture or other instrument shall be modified, supplemented, amended or restated so as to modify, amend or eliminate from such agreement, guarantee, indenture or other instrument any such covenant, warranty, representation, default or event of default or other term or condition so made a part of this Agreement, then unless required by the Agent pursuant to this Section, such modification, supplement or amendment shall not operate to modify, amend or eliminate such covenant, warranty, representation, default or event of default or other term or condition as so made a part of this Agreement.

Section 5.24              Transactions with Affiliates.  No Loan Party nor any Subsidiary of a Loan Party shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agent and the Banks and are no less favorable to the Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate; provided, however, that nothing contained in this Section shall prohibit:  (A) transactions under incentive compensation plans, stock option plans and other employee benefit plans, and loans and advances from any Loan Party or any subsidiary of a Loan Party to its officers, in each case that have been approved by the board of directors, or a committee thereof, of any Loan Party or any subsidiary of a Loan Party, and subject to any other applicable limitations and restrictions set forth in this Agreement, (B) the payment by any Loan Party of reasonable and customary fees to members of its board of directors, and (C) transactions among the Borrower and its Subsidiaries (provided that such transactions shall remain subject to any other applicable limitations and restrictions set forth in this Agreement).

Section 5.25              No Restrictive Agreement.  No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary:  (a) the declaration or payment of Restricted Payments or other distributions in respect of Capital Stock of the Loan Party or any Subsidiary, (b) the prompt payment and performance of the Obligations when due, including, without limitation, the amounts due under the Notes, according to the terms of this Agreement and the other Loan Documents; or (c) the granting of Liens other than provisions applicable to the granting of Liens as set forth in (i) this Agreement; (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by any Borrower as lessee in the ordinary course of business (but only to the extent such agreement or restriction applies to the assets subject to such operating lease).

Section 5.26              Partnerships and Joint Ventures.  No Loan Party shall create, acquire or otherwise permit to exist any Subsidiary or transfer any assets to a Subsidiary or become a general partner or joint venturer in any general or limited partnership or joint venture; provided, however, a Loan Party may create or acquire a Subsidiary or transfer any assets to a Subsidiary if such Subsidiary becomes a party to, and agrees to be bound by the terms of, this Agreement pursuant to a Joinder Agreement, in the form attached hereto as Exhibit F satisfactory to the Agent in all respects and executed and delivered to the Agent within ten (10) Domestic Business Days after the day on which such Person became a Subsidiary.  The Borrower shall also cause the items specified in Section 3.01(c), (e) and (i) to be delivered to the Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Subsidiary.

Section 5.27              Additional Debt.  No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under Capital Leases), except for:

(a)                 the Obligations owed to the Agent and Banks under this Agreement and the other Loan Documents;

(b)                 the Debt existing and outstanding on the Closing Date of the Loan Parties set forth in Schedule 5.27 hereto (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Loan Party than currently existing and so long as the principal amount of such Debt is not increased);

(c)                 aggregate Debt of the Loan Parties and their Subsidiaries secured by Liens permitted under Section 5.11(h);

(d)                 Debt assumed in connection with any merger, acquisition or consolidation permitted pursuant to Section 5.14 or 5.04 so long as (i) such assumed Debt does not exceed in the aggregate $20,000,000 and (ii) any such Debt exceeding $1,000,000 (A) ranks no higher than pari passu with respect to the Obligations, (B) has a maturity no sooner than the Maturity Date as in effect on the date such Debt is assumed, (C) has financial covenants no more restrictive than the financial covenants set forth in Article V, (D) has a weighted average interest rate not exceeding the interest rate in effect for Base Rate Loans pursuant to Section 2.06 as of the date such Debt is assumed, and (E) has an Average Life of no less than 5.0;

(e)                 Debt permitted pursuant to Sections 5.09, 5.10 and 5.28;

(f)                  endorsement of instruments or items of payment for deposit to the general account of the Loan Parties or for delivery to Banks on account of the Obligations of Loan Parties and except for guaranties of Debt in an aggregate amount of no more than $5,000,000;

(g)                 obligations (contingent or otherwise) of the Borrower or any Guarantor existing or arising under any Hedge Agreement; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with interest rate or foreign currency fluctuations and not for purposes of speculation or taking a “market view”; and (ii) such Hedge Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and (iii) the aggregate notional amount covered by such Hedge Agreements does not at any time exceed the outstanding principal amount of the Term Loans; and

(h)                 other Debt for borrowed money not otherwise permitted under this Section 5.27, the aggregate outstanding principal amount of which shall not, at any time, exceed $5,000,000.

Section 5.28              Subordinated Debentures and Preferred Stock.  No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Subordinated Debenture or Preferred Stock; provided, however, that the Borrower may issue Subordinated Debentures or Preferred Stock if each of the following conditions are satisfied:  (i) such Subordinated Debentures or Preferred Stock shall not entitle the holder thereof to cause any of the Loan Parties or their Subsidiaries to redeem or repurchase such Subordinated Debentures or Preferred Stock at any time before October 31, 2008; (ii) at the time of issuance of such Subordinated Debentures or Preferred Stock no Default or Event of Default shall exist; and (iii) the issuance of such Subordinated Debentures or Preferred Stock would not cause a Default or Event of Default to exist.

Section 5.29              Repayment of Obligations.  The Loan Parties will promptly repay the Obligations when due, including without limitation the amounts due under the Notes, according to the terms of this Agreement and the other Loan Documents.

Section 5.30              Performance Under Loan Documents.  Each Loan Party will perform all obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between any of the Loan Parties, the Agent and Banks, subject to subordination, notice and cure provisions contained therein.

Article VI

DEFAULTS

Section 6.01              Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)                 the Borrower shall fail to pay when due any principal of any Revolving Credit Advance or the Term Loan, or shall fail to pay when due any reimbursement for any amount disbursed under a Letter of Credit, or shall fail to pay any interest on any Revolving Credit Advance or the Term Loan within five Domestic Business Days after such interest shall become due, or any Loan Party shall fail to pay any fee or other amount payable hereunder within ten (10) Domestic Business Days after such fee or other amount becomes due; or

(b)                 any Loan Party shall fail to observe, perform or comply with any covenant contained in Sections 5.02(ii), 5.03 to 5.15, inclusive, or Section 5.18, 5.26, 5.27 or 5.28; or

(c)                 any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above or clauses (n) or (p), or (q) below) for thirty days after the earlier of (i) the first day on which any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

(d)                 any representation, warranty, certification or statement made or deemed made by the Loan Parties in Article IV of this Agreement or in any financial statement, material certificate or other material document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

(e)                 any Loan Party or any Subsidiary of a Loan Party shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount equal to or greater than $5,000,000 (other than the Notes) when due or within any applicable grace period; or

(f)                  any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate principal amount equal to or greater than $5,000,000 of any Loan Party or any Subsidiary of a Loan Party (including without limitation any mandatory prepayment or purchase of such Debt by any Loan Party (or its designee) or such Subsidiary of a Loan Party (or its designee) prior to the scheduled maturity thereof), or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders’ behalf to accelerate the maturity thereof or terminate any such commitment (including without limitation any required mandatory prepayment or purchase thereof prior to the scheduled maturity thereof), without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

(g)                 any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial pan of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(h)                 an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party under the federal bankruptcy laws as now or hereafter in effect; or

(i)                  any Loan Party or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(j)                  one or more judgments or orders for the payment of money involving an aggregate amount equal to or greater than $5,000,000 shall be rendered against any Loan Party or any Subsidiary of a Loan Party and such judgment or order shall not be paid, dismissed, bonded, vacated, stayed or discharged for a period of 30 days; or

(k)                 a notice of lien, levy or assessment is filed of record (other than with respect to a Permitted Lien) on all or any portion of the assets of any Borrower involving an aggregate amount equal to or greater than $1,000,000 by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at the time or times hereafter by any one of them becomes a lien or encumbrance upon any asset of any Loan Party or any Subsidiary of a Loan Party and the same is not dismissed, released or discharged within 30 days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty; or

(l)                  (i)         any Person or two or more Persons acting in concert (other than John Cato) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

(m)               any Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and such action has a Material Adverse Effect;

(n)                 a default or event of default shall occur and be continuing under any of the Letter of Credit Agreements or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Letter of Credit Agreements, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Letter of Credit Agreement; or

(o)                 the occurrence of any default or event of default on the part of any Loan Party under the terms of any agreement or contract and such default would have a Material Adverse Effect;

(p)                 a default or event of default shall occur and be continuing under any Hedge Agreement, the Debt under which is equal to or greater than $5,000,000, or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Hedge Agreement; or

(q)                 (i) any of the Guarantors shall fail to pay when due any Guaranteed Obligations or shall fail to pay any fee or other amount payable hereunder when due; or (ii) any Guarantor shall disaffirm or deny its obligations under Article X; or

(r)                  if the Borrower at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock (in the case of a corporation ) or membership interests (in the case of a limited liability company) (or equivalent equity interests) of each Subsidiary of the Borrower; or

(s)                  the occurrence of any event, act or condition which the Required Banks determine either does or would have a Material Adverse Effect,

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Revolving Credit Commitments and they shall thereupon terminate, (ii) if requested by the Required Banks, by notice to the Issuing Bank, instruct the Issuing Bank to declare an Event of Default under the Letter of Credit Agreements, and (iii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), the Revolving Credit Advances, Term Loans and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon), the Revolving Credit Advances, Term Loans and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided  that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Loan Party, without any notice to any Loan Party or any other act by the Agent or the Banks, the Revolving Credit Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.  Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.  Notwithstanding the foregoing, the Agent shall have available to it all rights and remedies provided under the Loan Documents and in addition thereto, all other rights and remedies at law or equity, and the Agent shall exercise any one or all of them at the request of the Required Banks.

Section 6.02              Notice of Default.  The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

Section 6.03              Cash Cover.  If any Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Agent, pay to the Agent, for the benefit of the Banks an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Agent) equal to the aggregate Undrawn Amounts, provided that, if any Event of Default specified in clause (g) or (h) above occurs, the Borrower shall be obligated to pay such amount to the Agent forthwith without any notice to the Borrower or any other act by the Agent.

Section 6.04              Allocation of Proceeds.  If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article VI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder, shall be applied by the Agent in the following order:

(a)                 the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any collateral, including reasonable attorney’s fees and legal expenses pertaining thereto;

(b)                 amounts due to the Banks, Agent and the Issuing Bank pursuant to Sections 2.7(a), 2.7(b), 2.7(c), 2.7(d) and 9.03(a);

(c)                 payments of interest on Revolving Credit Advances, the Term Loans and Letter of Credit Advances, to be applied for the ratable benefit of the Banks;

(d)                 payments of principal of Revolving Credit Advances, the Term Loans and Letter of Credit Advances, to be applied for the ratable benefit of the Banks;

(e)                 payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 6.03;

(f)                  amounts due to the Issuing Bank, the Agent and the Banks pursuant to Sections 7.05 and 9.03(b) and (c);

(g)                 payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Banks;

(h)                 any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

Article VII

THE AGENT

Section 7.01              Appointment, Powers and Immunities.  Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  The Agent:  (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.  The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Loan Parties.  The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.  Without limiting the foregoing, each Bank authorizes the Agent to release a Guarantor from the provisions of Article X to the extent such Guarantor ceases to be a Subsidiary of the Borrower as a result of the Borrower’s transfer or sale of one hundred percent (100%) of the capital stock of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.14.

Section 7.02              Reliance by Agent.  The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.  As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

Section 7.03              Defaults.  The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or a Loan Party specifying such Default or Event of Default and stating that such notice is a “Notice of Default”.  In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks.  The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loan, whether or not it has received any notice of the occurrence of such non-payment.  The Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (hut shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

Section 7.04              Rights of Agent and its Affiliates as a Bank.  With respect to any Revolving Credit Advance or Term Loan made and any Letter of Credit issued by BB&T or an Affiliate of BB&T, such Affiliate and BB&T in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of BB&T (or in BB&T’s case, acting as the Agent), and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include such Affiliate of BB&T or BB&T in its individual capacity.  Such Affiliate and BB&T may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Loan Party (and any of the Affiliates of any Loan Party) as if they were not an Affiliate of the Agent or the Agent, respectively; and such Affiliate and BB&T may accept fees and other consideration from any Loan Party (in -addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and BB&T) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

Section 7.05              Indemnification.  Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with the aggregate of its Revolving Credit Commitment and Term Loan Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.  If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

Section 7.06              CONSEQUENTIAL DAMAGES.  THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER, ANY GUARANTOR OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.07              Payee of Note Treated as Owner.  The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied.  Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

Section 7.08              Non-Reliance on Agent and Other Banks.  Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents.  The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Loan Parties of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person.  Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Loan Parties or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

Section 7.09              Failure to Act.  Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

Section 7.10              Resignation or Removal of Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks.  Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent’s notice of resignation or the Required Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent.  Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

Article VIII

CHANGE IN CIRCUMSTANCES; COMPENSATION

Section 8.01              Basis for Determining Interest Rate Inadequate or Unfair.  If on or prior to the first day of any Interest Period:

(a)                 the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

(b)                 the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the Revolving Credit Advances or Term Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended.  Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Revolving Credit Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

Section 8.02              Illegality.  If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an “Authority” and any such event being referred to as a “Change of Law”), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loan and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make its portion of the Euro-Dollar Loan shall be suspended.  Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.  If such Bank shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Euro-Dollar Loan to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of the Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a).  Concurrently with prepaying such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

Section 8.03              Increased Cost and Reduced Return.  (a)If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

(i)                  shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loan, its Notes or its obligation to make a Euro-Dollar Loan, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loan or any other amounts due under this Agreement in respect of its Euro-Dollar Loan or its obligation to make a Euro-Dollar Loan (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Lending Office is located); or

(ii)                shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

(iii)              shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loan, its Notes or its obligation to make a Euro-Dollar Loan;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its reasonable discretion, to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such increased cost or reduction; provided that the Borrower shall not be obligated to reimburse any Bank for such increase or reduction for any period ninety (90) days prior to such Bank providing notice if such Bank was aware of the circumstances that existed which would cause such additional amounts during such period.

(b)                 If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank’s capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s policies with respect to capital adequacy) by an amount deemed by such Bank, in its reasonable discretion, to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such reduction; provided that the Borrower shall not be obligated to reimburse any Bank for such increase or reduction for any period ninety (90) days prior to such Bank providing notice if such Bank was aware of the circumstances that existed which would cause such additional amounts during such period.

(c)                 Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section (subject to the provisos in this Section) and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.  A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Bank may use any reasonable averaging and attribution methods; provided that such determinations are made in good faith and in the same manner as such Bank makes such determinations for its other borrowers who are similarly situated.

(d)                 The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

Section 8.04              Base Rate Loans Substituted for Affected Euro-Dollar Loans.  If (i) the obligation of any Bank to make or maintain a Euro-Dollar Loan has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)                 all Revolving Credit Advances and Term Loans which would otherwise be made by such Bank as part of a Euro-Dollar Loan shall be made instead as a Base Rate Loan, and

(b)                 after its portion of the Euro-Dollar Loan has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loan shall be applied to repay its Base Rate Loan instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank’s portion of the Loan resulting from the Borrower’s election.

Section 8.05              Compensation.  Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

(a)                 any payment or prepayment (pursuant to Section 2.09, Section 2.10, Section 2.11, Section 2.16, Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

(b)                 any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

(c)                 any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02.

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

Article IX

MISCELLANEOUS

Section 9.01              Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party.  Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided  that notices to the Agent under Article II or Article VIII shall not be effective until received.

Section 9.02              No Waivers.  No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03              Expenses; Documentary Taxes; Indemnification.  (a)The Loan Parties shall, jointly and severally, pay (i) all expenses of the Agent, including fees and disbursements of the Agent in connection with any field audits and investigations and fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including reasonable and documented fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable and documented out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

(b)                 The Loan Parties shall, jointly and severally, indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

(c)                 The Loan Parties shall, jointly and severally, indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all third party losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by any Loan Party of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Loan Parties shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable and documented legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of, or breach of applicable law by, the Person to be indemnified.

Section 9.04              Setoffs; Sharing of Set-Offs.  (a)Each Loan Party hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of each Loan Party under this Agreement and the other Loan Documents, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to such Loan Party or subject to withdrawal by such Loan Party; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to any Loan Party, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

(b)                 Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Letter of Credit Advances and Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all Letter of Credit Advances and principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Letter of Credit Advances and Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Letter of Credit Advances and Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided  that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Loan Parties other than its indebtedness under the Letter of Credit Advances and Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank’s ratable share (according to the proportion of (x) the amount of such other Bank’s required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  The Loan Parties agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in the Letter of Credit Advances or Notes, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Parties in the amount of such participation.

Section 9.05              Amendments and Waivers.  (a)Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided  that no such amendment or waiver shall, unless signed by all the Banks, (i) change the Revolving Credit Commitment or Term Loan Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or decrease the rate of interest on any Revolving Credit Advance or Term Loan or decrease any fees (excluding fees payable solely to the Issuing Bank for its own account) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Revolving Credit Advance, Term Loan or any fees (excluding fees payable solely to the Issuing Bank for its own account) hereunder, (iv) change the amount of principal, decrease the amount of interest or decrease the amount of fees (excluding fees payable solely to the Issuing Bank for its own account) due on any date fixed for the payment thereof, (v) change the percentage of the Revolving Credit Commitments or Term Loan Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the other Loan Documents, (vii) release or substitute all or substantially all of the collateral, if any, held as security for the Obligations, (viii) change or modify the definition of “Required Banks,” or (ix) release any guaranty (other than a release described in Section 7.01) given to support payment of the Guaranteed Obligations and provided further that no amendment or waiver shall, unless signed by the Issuing Bank, (A) modify or amend Section 2.03; or (B) change in any manner, any term or condition applicable to the Letters of Credit or the Letter of Credit Agreements.  The amount of fees payable solely to the Issuing Bank for its own account may be amended, from time to time, by the Borrower and the Issuing Bank without the approval of any of the Banks.

(b)                 No Loan Party will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto.  Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks.  No Loan Party will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

Section 9.06              Margin Stock Collateral.  Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.07              Successors and Assigns.  (a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Loan Party may assign or otherwise transfer any of its rights under this Agreement.

(b)                 Any Bank may at any time sell to one or more Persons (each a “Participant”) participating interests in any Revolving Credit Advance or Term Loan owing to such Bank, any Note held by such Bank, any Revolving Credit Commitment or Term Loan Commitment hereunder or any other interest of such Bank hereunder.  In the event of any such sale by a Bank of a participating interest to a Participant, such Bank’s obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Revolving Credit Advance, Term Loan, Term Loans or Revolving Credit Advances, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Revolving Credit Advance, Term Loan, Term Loans or Revolving Credit Advances, (iii) the change of the principal of the related Revolving Credit Advance, Term Loan, Term Loans or Revolving Credit Advances, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) any fee is payable hereunder from the rate at which the Participant is entitled to receive interest or any fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Obligations, or (vi) the release of any guaranty (other than a release described in Section 7.01) given to support payment of the Guaranteed Obligations.  Each Bank selling a participating interest in any Revolving Credit Advance, Note, Revolving Credit Commitment, Term Loan, Term Loan Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant; provided, that a Bank shall not be required to provide written notification of a participation sold to an Affiliate of a Bank.  The Loan Parties agree that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

(c)                 Any Bank may at any time assign to one or more banks or financial institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit E, executed by such Assignee, such transferor Bank and the Agent (and, in the case of:  (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default or an Event of Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank’s Revolving Credit Commitment, Revolving Credit Advances, Letter of Credit Commitment (including without limitation a ratably equivalent portion of such transferor’s obligations under Section 2.03(c)), Term Loan Commitment and Term Loan, (ii) the amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000) (except that any such assignment may be in the full amount of the assigning Bank’s Revolving Credit Commitment), (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower’s consent shall not be necessary with respect to any assignment made during the existence of a Default or an Event of Default; (iv) a Bank may not have more than two Assignees that are not then Banks at any one time, (v) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Agent, which consent shall not be unreasonably withheld, provided, that although the Agent’s consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied; and (vi) no interest in a Letter of Credit Commitment (including without limitation any portion of such transferor’s obligations under Section 2.03(c)) may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Issuing Bank, which consent may be withheld by the Issuing Bank in its sole and absolute discretion.  Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Agent if the Assignee is not a Bank or Affiliate of a Bank and $1,000 if the Assignee is a Bank or Affiliate of a Bank, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Revolving Credit Commitment, Letter of Credit Commitment (including, without limitation obligations under Section 2.03(c)) and Term Loan Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required.  Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

(d)                 Subject to the provisions of Section 9.08, the Loan Parties authorize each Bank to disclose to any Participant, Assignee or other transferee (each a “Transferee”) and any prospective Transferee any and all financial and other information in such Bank’s possession concerning the Loan Parties which has been delivered to such Bank by the Loan Parties pursuant to this Agreement or which has been delivered to such Bank by the Loan Parties in connection with such Bank’s credit evaluation prior to entering into this Agreement.

(e)                 No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f)                  Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loan and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loan and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Loan and/or obligations to the extent of such payment.  No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

Section 9.08              Confidentiality.  Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Loan Parties to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank’s legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

Section 9.09              Representation by Banks.  Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Revolving Credit Advances and Term Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

Section 9.10              Obligations Several.  The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder.  Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

Section 9.11              Survival of Certain Obligations.  Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Loan Parties thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Revolving Credit Commitments and the payment in full of the principal of and interest on all Revolving Credit Advances and Term Loans.

Section 9.12              North Carolina Law.  This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.

Section 9.13              Severability.  In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

Section 9.14              Interest.  In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith.  It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

Section 9.15              Interpretation.  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

Section 9.16              Consent to Jurisdiction.  The Loan Parties (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submit to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower.  Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Loan Parties personally, and against any assets of the Loan Parties, within any other state or jurisdiction.

Section 9.17              Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Article X

GUARANTY

Section 10.01          Unconditional Guaranty.  Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to the Agent, the Issuing Bank and the Banks the due and punctual payment of the principal of and the premium, if any, and interest on the Guaranteed Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents.  The Guarantors’ guaranty under this Section is an absolute, present and continuing guarantee of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from the Borrower, any of the Guarantors or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever.  In the event that the Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to the Agent, the Issuing Bank or a Bank, the Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by the Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in Loan Documents or specified by such Agent in writing, to such Agent.  The Guarantors further agree, promptly after demand, to pay to the Agent, the Issuing Bank and Banks the costs and expenses incurred by such Agent, Issuing Bank or Bank in connection with enforcing the rights of such Agent, Issuing Bank, and Banks against the Borrower and any or all of the Guarantors (whether in a bankruptcy proceeding or otherwise) following any default in payment of any of the Guaranteed Obligations or the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and expenses of counsel to the Agent, Issuing Bank and such Banks.

Section 10.02          Obligations Absolute.  The obligations of the Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense (other than the defense of payment or performance) based upon any claim any of the Guarantors may have against the Borrower, any other Guarantor or the Agent, Issuing Bank or any Bank hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not any of the Guarantors shall have any knowledge or notice thereof), including, without limitation:

(a)                 any amendment or modification of or supplement to any of the Loan Documents or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or of any interest therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;

(b)                 any waiver, consent or extension under any Loan Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, any Loan Document, any such other instrument or any Guaranteed Obligation;

(c)                 any failure, omission or delay on the part of the Agent to enforce, assert or exercise any right, power or remedy conferred on or available to the Agent, the Issuing Bank or any Bank against the Borrower or any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor;

(d)                 any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor or any property of the Borrower, any Guarantor or any such Subsidiary or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;

(e)                 any merger or consolidation of the Borrower, any Subsidiary of the Borrower or any Guarantor or any of the Guarantors into or with any other Person or any sale, lease or transfer of any or all of the assets of any of the Guarantors, the Borrower or any Subsidiary of the Borrower or any Guarantor to any Person;

(f)                  any failure on the part of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor for any reason to comply with or perform any of the terms of any agreement with any of the Guarantors;

(g)                 any exercise or non-exercise by the Agent, the Issuing Bank or any Bank, of any right, remedy, power or privilege under or in respect of any of the Loan Documents or the Guaranteed Obligations, including, without limitation, under this Section;

(h)                 any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;

(i)                  any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;

(j)                  any failure to give notice to any of the Guarantors of the occurrence of any breach or violation of, or any event of default or any default under or with respect to, any of the Loan Documents or the Guaranteed Obligations;

(k)                 any partial prepayment, or any assignment or transfer, of any of the Guaranteed Obligations; or

(l)                  any other circumstance (other than indefeasible payment in full) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor.

The Guarantors covenant that their respective obligations hereunder will not be discharged except by complete performance of the obligations contained in the Loan Documents and this Agreement and the final and indefeasible payment in full of the Guaranteed Obligations.  The Guarantors unconditionally waive, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) any and all rights which any of the Guarantors may now or hereafter have arising under, and any right to claim a discharge of the Guarantor’s obligations hereunder by reason of the failure or refusal by the Agent, the Issuing Bank, or any Bank to take any action pursuant to any statute (including, without limitation, Sections 26-7, 26-8 or 26-9 of the North Carolina General Statutes or any similar or successor provisions) permitting a Guarantor to request that the Agent or any Bank attempt to collect the Guaranteed Obligations from the Borrower, any of the Guarantors or any other guarantor, (C) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Agent, the Issuing Bank or any Bank against the Guarantors, including, without limitation, presentment to or demand of payment from the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any of the other Guarantors with respect to any Loan Document or this agreement, notice of acceptance of the Guarantors’ guarantee hereunder and/or notice to the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any Guarantor of default or protest for nonpayment or dishonor, (D) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (E) any duty or obligation of the Agent, the Issuing Bank or any Bank to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, the Borrower, any Guarantor or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Agent, the Issuing Bank or any Bank in favor of the Borrower, any Guarantor or any other Person, despite any notice or request of any of the Guarantors to do so.

Section 10.03          Continuing Obligations; Reinstatement.  The obligations of the Guarantors under this Article X are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally and indefeasibly paid and satisfied in full.  The obligations of the Guarantors under this Article X shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor on, under or in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Guarantor or any such Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower, any Guarantor or any such Subsidiary or any substantial part of the property of the Borrower, any Guarantor or any such Subsidiary, or otherwise, all as though such payment had not been made.  If an event permitting the acceleration of all or any portion of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor under any bankruptcy or insolvency law, for purposes of this Article X and the obligations of the Guarantors hereunder, such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if such Guaranteed Obligations had been accelerated in accordance with the terms of the applicable Loan Documents or of this Agreement.

Section 10.04          Additional Security, Etc.  The Guarantors authorize the Agent on behalf of the Issuing Bank and Banks without notice to or demand on the Guarantors and without affecting their liability hereunder, from time to time (a) to obtain additional or substitute endorsers or guarantors; (b) to exercise or refrain from exercising any rights against, and grant indulgences to, the Borrower, any Subsidiary of the Borrower or any Guarantor, any other Guarantor or others; and (c) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on, and other obligations consisting of, the Guaranteed Obligations.  The Guarantors waive any right to require the Agent, the Issuing Bank or any Bank to proceed against any additional or substitute endorsers or guarantors or the Borrower or any of their Subsidiaries or any other Person or to pursue any other remedy available to the Agent, the Issuing Bank or any such Bank.

Section 10.05          Information Concerning the Borrower.  The Guarantors assume all responsibility for being and keeping themselves informed of the financial condition and assets of the Borrower, the other Guarantors and their respective Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and insure hereunder, and agree that neither the Agent, the Issuing Bank nor any Bank shall have any duty to advise the Guarantors of information known to the Agent, the Issuing Bank or any such Bank regarding or in any manner relevant to any of such circumstances or risks.

Section 10.06          Guarantors’ Subordination.  The Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present and future indebtedness of the Borrower or any Subsidiary of the Borrower or any Guarantor to any or all of the Guarantors to the indebtedness of the Borrower or any such Subsidiary to the Issuing Bank or the Banks (or any of them), provided that the Guarantors may receive scheduled payments of principal, premium (if any) and interest in respect of such present or future indebtedness so long as there is no Event of Default then in existence.

Section 10.07          Waiver of Subrogation.  Notwithstanding anything herein to the contrary, the Guarantors hereby waive any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waive any right to enforce any remedy that the Agent, the Issuing Bank or any Bank now has or may hereafter have against the Borrower, any Guarantor or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Agent, the Issuing Bank or any Bank to secure payment or performance of the Guaranteed Obligations or any other liability of the Borrower to the Agent, the Issuing Bank or any Bank.  The waiver contained in this Section shall continue and survive the termination of this Agreement and the final and indefeasible payment in full of the Guaranteed Obligations.

Section 10.08          Enforcement.  In the event that the Guarantors shall fail forthwith to pay upon demand of the Agent, the Issuing Bank or any Bank any amounts due pursuant to this Article X or to perform or comply with or to cause performance or compliance with any other obligation of the Guarantors under this Agreement, the Agent, the Issuing Bank and any Bank shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid or for the performance of or compliance with such terms, and may prosecute any such action or proceeding to judgment or final decree and may enforce such judgment or final decree against the Guarantors and collect in the manner provided by law out of the property of the Guarantors, wherever situated, any monies adjudged or decreed to be payable.  The obligations of the Guarantors under this Agreement are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.

Section 10.09          Miscellaneous.  Except as may otherwise be expressly agreed upon in writing, the liability of the Guarantors under this Article X shall neither affect nor be affected by any prior or subsequent guaranty by the Guarantors of any other indebtedness to the Agent, the Issuing Bank or the Banks.  Notwithstanding anything in this Article X to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which could be paid out by such Guarantor without rendering such Guarantor’s obligations under this Article X, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

THE CATO CORPORATION

By:      \s\ John P. Derham Cato

John P. Derham Cato

President, Vice Chairman of the Board and Chief Executive Officer

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

CADEL LLC

By:      CHW, LLC, as Member

By:      \s\ Michael O. Moore

Michael O. Moore

President of CHW, LLC, Member of CaDel LLC

c/o The Cato Corporation

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

CHW, LLC

By:      \s\ Michael O. Moore

Michael O. Moore

President

c/o The Cato Corporation

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

CATO OF TEXAS LP

By:      Cato Southwest, Inc., as General Partner

By:      \s\ Michael O. Moore

Michael O. Moore

President of Cato Southwest, Inc., General Partner

c/o The Cato Corporation

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

CATO SOUTHWEST, INC.

By:      \s\ Michael O. Moore

Michael O. Moore

President

c/o The Cato Corporation

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

CATOWEST, LLC

By:      \s\ Michael O. Moore

Michael O. Moore

President

c/o The Cato Corporation

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

CATOSOUTH LLC

By:      The Cato Corporation, as Member

By:      \s\ Michael O. Moore

Michael O. Moore

Executive Vice President, Secretary and Chief Financial Officer of The Cato Corporation, Member of CatoSouth LLC

c/o The Cato Corporation

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

catocorp.com, LLC

By:      \s\ Michael O. Moore

Michael O. Moore

President

c/o The Cato Corporation

P.O. Box 34216

Charlotte, North Carolina 28234

Attn:    J. Gregory Fagan, Vice President and

General Counsel

Telecopy number:       704-551-7547

Telephone number:     704-554-8510

COMMITMENTS Revolving Credit Commitment: $35,000,000 (Letter of Credit Commitment: $35,000,000) Term Loan Commitment: $30,000,000	BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank and as a Bank By: \s\ Wright Uzzell (SEAL) Title: Senior Vice President

Lending Office

Branch Banking and Trust Company

2nd Floor

200 South College Street

Charlotte, North Carolina 28202-2005

Attention:  H. Wright Uzzell, Senior Vice President

Telecopy number:  704-954-1021

Telephone number:  704-954-1136

with a copy to

Christopher E. Leon, Esq.

Womble Carlyle Sandridge & Rice, PLLC

P.O. Drawer 84

One West Fourth Street (27101)

Winston-Salem, North Carolina 27102

Telecopy:  (336) 726-6932

Telephone:  (336) 721-3518

[Execution Copy]

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 22nd day of August, 2005, by and among THE CATO CORPORATION, a Delaware corporation, CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, catocorp.com, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company and CATO OF TEXAS, L.P., a Texas limited partnership, BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank and RBC CENTURA BANK, as a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Banks have entered into a certain Credit Agreement dated as of August 22, 2003 (referred to herein as the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested that:  (1) the “Termination Date” be extended to August 22, 2008; and (2) Section 5.05 be modified as set forth herein.

The Borrower and Guarantors have requested the Agent and the Banks to amend the Credit Agreement to modify certain additional provisions of the Credit Agreement as more fully set forth herein.  The Banks, the Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

Section 1.                Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

Section 2.                Amendments.  The Credit Agreement is hereby amended as set forth in this Section 2.

Section 2.01.                Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended to amend and restate the following definitions:

“Termination Date” means August 22, 2008, as extended pursuant to Section 2.05.

Section 2.02.                Amendment to Section 2.05(a).  Section 2.05(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 2.05.     Maturity of Loans (a) Each Revolving Credit Advance included in any Revolving Credit Borrowing shall mature, and the principal amount thereof shall be due and payable, subject to Section 6.01, on the earlier of:  (i) the Termination Date, and (ii) the last day of the applicable Interest Period.  Upon the written request of the Borrower, which request

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shall be delivered to the Agent at least 60 days (but no more than 90 days) prior to the Second Anniversary Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for one additional two-year period on August 22, 2007 (the “Second Anniversary Date”).  Each Bank shall notify the Borrower and the Agent at least 15 days prior to the Second Anniversary Date whether or not it chooses to extend the Termination Date for such an additional two-year period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless all of the Banks are willing to extend the Termination Date.

Section 2.03.                Amendment to Section 5.05.  Section 5.05 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 5.05.     Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth will at no time be less than $210,000,000:  (A) plus the sum of (i) if Net Income for any Fiscal Year ending after January 29, 2005 is a positive number, an amount equal to 50% of such Net Income, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after January 29, 2005, calculated quarterly; and (B) minus any amount paid by Borrower to purchase shares of its own capital stock after the Closing Date.

Section 3.                Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

(a)                 receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

(b)                 the fact that the representations and warranties of the Borrower and Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof.

Section 4.                No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

Section 5.                Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to each of the Banks as follows:

(a)                 No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Banks on the date hereof.

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(b)                 The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c)                 This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with its terms, provided that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity.

(d)                 The execution and delivery of this Amendment and the performance by the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, the certificate of partnership or limited partnership agreement of any Guarantor that is a limited partnership, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower, and Guarantors are or may become bound.

Section 6.                Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

Section 7.                Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

Section 8.                Effective Date.  This Amendment shall be effective as of August 22, 2005.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION

By:      \s\ John P. Derham Cato

John P. Derham Cato

Chairman, President,

and Chief Executive Officer

CADEL LLC

By:      CHW, LLC, as Member

By:      \s\ Michael O. Moore

Michael O. Moore

President of CHW, LLC, Member of
CaDel LLC

CHW, LLC

By:      \s\ Michael O. Moore

Michael O. Moore

President

CATO OF TEXAS LP

By:      Cato Southwest, Inc., as General Partner

By:      \s\ Michael O. Moore

Michael O. Moore

President of Cato Southwest, Inc.,

General Partner

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CATO SOUTHWEST, INC.

By:      \s\ Michael O. Moore

Michael O. Moore

President

CATOWEST, LLC

By:      \s\ Michael O. Moore

Michael O. Moore

President

CATOSOUTH LLC

By:      The Cato Corporation, as Member

By:      \s\ Michael O. Moore

Michael O. Moore

Executive Vice President, Secretary

and Chief Financial Officer of

The Cato Corporation,

Member of CatoSouth LLC

catocorp.com, LLC

By:      \s\ Michael O. Moore

Michael O. Moore

President

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BRANCH BANKING AND TRUST COMPANY

as Agent, Issuing Bank and as a Bank

By:      \s\ Wright Uzzell                                (SEAL)

Title:    Senior Vice President

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RBC CENTURA BANK, as a Bank

By:      \s\ [Authorized Signatory]                 (SEAL)

Title:    Senior Vice President

[Remainder of this page intentionally left blank]

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SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 29th day of October, 2007, by and between THE CATO CORPORATION, a Delaware corporation, CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, catocorp.com, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company and CATO OF TEXAS, L.P., a Texas limited partnership and BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Bank entered into a certain Credit Agreement dated as of August 22, 2003, as amended by a certain First Amendment to Credit Agreement dated August 22, 2005 (as may be further amended, modified or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested that:  (1) the “Termination Date” be extended to August 22, 2010; (2) Sections 2.05(a), 2.07(a), 5.05 and 5.06(b) be modified as set forth herein; and (3) Sections 5.07 and 5.08 be deleted.

The Borrower and Guarantors have requested the Agent and the Bank to amend the Credit Agreement to modify certain additional provisions of the Credit Agreement as more fully set forth herein.  The Bank, the Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Bank, intending to be legally bound hereby, agree as follows:

Section 9.                Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

Section 10.            Amendments.  The Credit Agreement is hereby amended as set forth in this Section 2.

Section 10.01.             Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is amended to amend and restate the following definitions:

“Termination Date” means August 22, 2010, as extended pursuant to Section 2.05.

Section 10.02.             Amendment to Section 2.05(a).  Section 2.05(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 2.05.  (a) Each Revolving Credit Advance included in any Revolving Credit Borrowing shall mature, and the principal amount thereof shall be due and payable, subject to Section 6.01, on the earlier of:  (i) the Termination Date, and (ii) the last day of the applicable Interest Period.  Upon the written request of the

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Borrower, which request shall be delivered to the Agent at least 60 days (but no more than 90 days) prior to the Second Anniversary Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for one additional two-year period on August 22, 2009 (the “Second Anniversary Date”).  Each Bank shall notify the Borrower and the Agent at least 15 days prior to the Second Anniversary Date whether or not it chooses to extend the Termination Date for such an additional two-year period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless all of the Banks are willing to extend the Termination Date.

Section 10.03.             Amendment to Section 2.07(a).  Section 2.07(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 2.07.  Fees.  (a) The Borrower shall pay to the Agent for the ratable account of each Bank a non-utilization fee equal to the product of:  (i) the aggregate of the daily average amounts of such Bank’s Unused Revolving Credit Commitment, times (ii) a per annum percentage equal to 0.125%.  Such non-utilization fee shall accrue from and including the Closing Date to and including the Termination Date.  Non-Utilization fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Revolving Credit Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

Section 10.04.             Amendment to Section 5.05.  Section 5.05 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 5.05.  Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth will at no time be less than $275,000,000:  (A) plus the sum of (i) if Net Income for any Fiscal Year ending after February 3, 2007 is a positive number, an amount equal to 50% of such Net Income, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after February 3, 2007, calculated quarterly; and (B) minus any amount paid by Borrower to purchase shares of its own capital stock after the Closing Date.

Section 10.05.             Amendment to Section 5.06(b).  Section 5.06(b) of the Credit Agreement is amended and restated in its entirety as follows:

SECTION 5.06.          Restrictions on Dividends, Share Repurchase, etc.

…

(b)        Repurchase shares of its own Capital Stock (or options or rights to acquire its Capital Stock), provided, however, that:  (1) the Borrower may consummate the Proposed Redemption; and (2) Borrower may purchase shares of its own capital stock unless a Default or Event of Default exists or would exist immediately after payment for any such purchase; or

2

…

Section 10.06.             Deletion of Section 5.07.  Section 5.07 of the Credit Agreement is hereby deleted in its entirety.

Section 10.07.             Deletion of Section 5.08.  Section 5.08 of the Credit Agreement is hereby deleted in its entirety.

Section 11.            Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

(a)                 receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

(b)                 the fact that the representations and warranties of the Borrower and Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof.

Section 12.            No Other Amendment.  Except for the amendments set forth above and those contained in the First Amendment to Credit Agreement dated August 22, 2005 (“First Amendment”), the text of the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement, the First Amendment and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Bank and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

Section 13.            Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to the Bank as follows:

(a)                 No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Bank on the date hereof.

(b)                 The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c)                 This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with its terms, provided that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity.

(d)                 The execution and delivery of this Amendment and the performance by the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any  Guarantor that is a corporation, the articles of organization or operating

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agreement of any Guarantor that is a limited liability company, the certificate of partnership or limited partnership agreement of any Guarantor that is a limited partnership, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is part or by which the assets or properties of the Borrower, and Guarantors are or may become bound.

Section 14.            Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

Section 15.            Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

Section 16.            Effective Date.  This Amendment shall be effective as of October 29, 2007.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION

By:      \s\ Tom Stoltz

Name:

Title:    Chief Financial Officer

CADEL LLC

By:      CHW, LLC, as Member

By:      \s\ [Authorized Signatory]

Name:

Title:    Assistant Treasurer

CHW, LLC

By:      \s\ [Authorized Signatory]

Name:

Title:    Assistant Treasurer

CATO OF TEXAS LP

By:      Cato Southwest, Inc., as General Partner

By:      \s\ [Authorized Signatory]

Name:

Title:    Assistant Treasurer

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CATO SOUTHWEST, INC.

By:      \s\ [Authorized Signatory]

Name:

Title:    Assistant Treasurer

CATOWEST, LLC

By:      \s\ Gregory S. Harrison

Name:  Gregory S. Harrison

Title:    Assistant Treasurer

CATOSOUTH LLC

By:      The Cato Corporation, as Member

By:      \s\ Stuart L. Uselton

Name:  Stuart L. Uselton

Title:    CAO

catocorp.com, LLC

By:      \s\ [Authorized Signatory]

Name:

Title:    Assistant Treasurer

[Remainder of this page intentionally left blank]

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BRANCH BANKING AND TRUST COMPANY

as Agent, Issuing Bank and as a Bank

By:      \s\ Wright Uzzell                                (SEAL)

H. Wright Uzzell, Jr.

Senior Vice President

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Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 29  day of October, 2010, by and among THE CATO CORPORATION, a Delaware corporation (the “Borrower”), CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company, CATO OF TEXAS, L.P., a Texas limited partnership and catocorp.com, LLC, a Delaware limited liability company (each of the foregoing, other than the Borrower, a “Guarantor” and, collectively, the “Guarantors”) and BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Banks entered into a certain Credit Agreement dated as of August 22, 2003, as amended by (i) the First Amendment to Credit Agreement dated August 22, 2005, (ii) the Second Amendment to Credit Agreement dated October 29, 2007 and (iii) the Waiver Agreement dated July 30, 2008 (as so amended, modified or supplemented, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested that the Agent and the Banks extend the term of the Credit Agreement and modify certain provisions of the Credit Agreement as more fully set forth herein.  The Agent and the Banks have agreed to extend the term of and so modify the Credit Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1.   Recitals; Definitions.

(a)        The Recitals are incorporated  herein by reference and shall be deemed to be a part of this Amendment.

(b)        As used in this Amendment, the following capitalized terms shall have the meanings set forth below:

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized

1

incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

SECTION 2.   Amendments  to Credit Agreement.

(a)        Section 1.01 of the Credit Agreement is hereby amended by:

(i)   amending and restating the definition of “Termination Date” to read as follows:

“Termination Date” shall mean August 22, 2013, as extended pursuant to Section 2.05.

(ii)   adding the following new definitions in appropriate alphabetical order:

“Permitted L/C Facility” shall mean (i) any letter of credit facility to which any Loan Party is a party as of the Third Amendment Effective Date (excluding the Credit Agreement) and (ii) any letter of credit facility entered into by a Loan Party after the Third Amendment Effective Date having terms that are not materially less favorable to the applicable Loan Party or Loan Parties party thereto, taken as a whole, than the letter of credit facilities described in the foregoing clause (i).

“Third Amendment” shall mean the Third Amendment to Credit Agreement, dated as of October __, 2010, by and among the Loan Parties and BB&T as Agent, Issuing Bank and a Bank.

“Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment.

(b)         Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.05.  Maturity of Loans.  (a) Each Revolving Credit Advance included in any Revolving Credit Borrowing shall mature, and the principal amount thereof shall be due and payable, subject to Section 6.01, on the earlier of:  (i) the Termination Date, and (ii) the last day of the applicable Interest Period.  Upon the written request of the Borrower, which request shall be delivered to the Agent at least 60 days (but no more than 90 days) prior to the Second Anniversary Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for one additional two-year period on August 22, 2012 (the “Second Anniversary Date”).  Each Bank shall notify the Borrower and the Agent at least 15 days prior to the Second Anniversary Date whether or not it chooses to extend the Termination Date

2

for such an additional two-year period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless all of the Banks are willing to extend the Termination Date.

(c)        Section 2.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.07.  Fees.  (a) The Borrower shall pay to the Agent for the ratable account of each Bank a non-utilization fee equal to the product of (i) the aggregate of the daily average amounts of such Bank’s Unused Revolving Credit Commitment, times (ii) a per annum percentage equal to 0.175%.  Such non-utilization fee shall accrue from and including the Closing Date to and including the Termination Date.  Non-utilization fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Revolving Credit Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

(d)       Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.05.  Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth will at no time be less than $275,000,000:  (A) plus the sum of (i) if Net Income for any Fiscal Year ending after January 30, 2010 is a positive number, an amount equal to 50% of such Net Income, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after January 30, 2010, calculated quarterly; and (B) minus any amount paid by Borrower to purchase shares of its own capital stock after the Closing Date.

(e)        Section 5.11 of the Credit Agreement is hereby amended by:

(i)         amending and restating subclause (i) of such Section in its entirety to read as follows:

(i)  Liens not described in subclauses (a) through (h) above or subclause (k) below that relate to liabilities not in excess of $2,000,000 in the aggregate;

(ii)        replacing the period at the end of clause (j) with the text “; and” and adding a new subclause (k) to read as follows:

(k)  Liens on the documents to be presented under documentary trade letters of credit permitted under Section 5.27(i) (and the inventory the purchase, shipment or storage price of which is supported by such documentary trade letters of credit) so long as such Liens are extinguished when such inventory is delivered to the Loan Parties and provided that such

3

Liens secure only the reimbursement obligations of the Loan Parties in respect of such documentary trade letters of credit.

(f)        Section 5.27 of the Credit Agreement is hereby amended by deleting the word “and” appearing at the end of clause (g) of such Section, replacing the period appearing at the end of clause (h) of such Section with the text “; and” and adding a new clause (i) to the end of such Section to read as follows:

(i)         reimbursement obligations in respect of documentary trade letters of credit issued under any Permitted L/C Facility to support obligations of the Loan Parties (other than obligations in respect of Debt) to purchase inventory in the ordinary course of business, provided that the stated amount of all such documentary trade letters of credit shall not exceed $35, 000,000 in the aggregate.

(g)        Article V of the Credit Agreement is hereby amended by adding the following new Section 5.07 and Section 5.08:

SECTION 5.07.  Banking Relationship.  The Loan Parties shall at all times maintain their primary demand deposit, cash management and other operating accounts with Agent.

SECTION 5.08.  Modification of Permitted L/C Facilities.  The Loan Parties shall not amend or otherwise modify any Permitted L/C Facility in any manner that would adversely affect the rights of the Agent, Issuing Bank or Banks under the Loan Documents or confer additional material rights on the provider or issuer of letters of credit under any Permitted L/C Facility (or such provider’s or issuer’s successors or assigns) without the prior written consent of the Required Banks.

SECTION 3.   Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Agent and Banks hereunder are subject to the following conditions:

(a)        receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)        receipt by the Agent of the following, all in form and substance satisfactory to the Agent:

(i)         a closing certificate, substantially in the form of Exhibit G to the Credit Agreement, appropriately modified to refer to this Amendment, signed by a principal officer of each Loan Party; and

(ii)         a certificate of each Loan Party, signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing or existence of such Loan Party, and (iv) the organizational action, if any, taken by the board of directors of

4

the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Amendment, and any other documents which the Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment.

(c)        receipt by the Agent of all other documents that the Agent may reasonably request, respecting this Amendment and the transactions contemplated hereunder;

(d)       the fact that after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 5 of this Amendment shall be true on and as of the date hereof;

(e)        the Borrower shall have paid to the Agent all fees and expenses (including, without limitation, reasonable attorney’s fees and expenses to the extent invoiced and presented to the Borrower as of the date hereof) payable to the Agent arising from or relating to the negotiation, preparation, execution, delivery performance or administration of this Amendment or which are otherwise required to be paid by the Borrower on or before the date hereof; and

(f)        all other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

SECTION 4.   No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Third Amendment Effective Date (as defined below), all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Agent and Banks do hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Loan Parties promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed (including the obligations of the Guarantors with respect to the Guaranteed Obligations).  The Loan Parties hereby expressly agree that the Credit Agreement, as amended hereby, and the other Loan Documents are in full force and effect.

SECTION 5.   Representations and Warranties.  The Borrower and each Guarantor hereby represent and warrant to the Agent and Banks as follows:

(a)        After giving effect to this Amendment, no Default has occurred and is continuing on the date hereof.

(b)       Each Loan Party has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

5

(c)       This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Loan Party and this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)       The execution and delivery of this Amendment and the performance hereunder, and under the Credit Agreement as amended hereby, by the Loan Parties do not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any Governmental Authority having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Operating Documents or Organizational Documents of any Loan Party, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Loan Party is party or by which the assets or properties of any Loan Party are or may become bound.

SECTION 6.   Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflict of laws principles.

SECTION 8.   Consent by Guarantors.  Each Guarantor consents to the foregoing amendments.  Each Guarantor promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.

SECTION 9.   Further Assurances.  Each Loan Party agrees to promptly take such action, upon the request of the Agent or any Bank, as is necessary to carry out the intent of this Amendment.

SECTION 10. Effective Date.  This Amendment shall be effective as of the date first written above upon satisfaction of all the conditions set forth in Section 3 (the “Third Amendment Effective Date”).

SECTION 11. Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 12. Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13. Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein.  This Amendment supersedes all prior drafts and communications with respect hereto.

[The remainder of this page intentionally left blank.]

6

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By:                                                       (SEAL)

Name:

Title:

CHW, LLC (SEAL)

By:                                                       (SEAL)

Name:

Title:

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By:                                                       (SEAL)

Name:

Title:

CATO SOUTHWEST, INC. (SEAL)

By:                                                       (SEAL)

Name:

Title:

CATOWEST, LLC (SEAL)

By:                                                       (SEAL)

Name:

Title:

2

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By:                                                       (SEAL)

Name:

Title:

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith R. Sattesahn

Title:  Secretary

CHW, LLC (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith R. Sattesahn

Title:  Secretary

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith R. Sattesahn

Title:  Secretary

CATO SOUTHWEST, INC. (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith R. Sattesahn

Title:  Secretary

CATOWEST, LLC (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith R. Sattesahn

Title:  Secretary

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CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By: s\ [Authorized Signatory]            (SEAL)

Name:

Title:

catocorp.com, LLC (SEAL)

By:                                                       (SEAL)

Name:

Title:

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CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By: \s\ [Authorized Signatory]           (SEAL)

Name:

Title:

catocorp.com, LLC (SEAL)

By:                                                       (SEAL)

Name:

Title:

2

CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By:                                                       (SEAL)

Name:

Title:

catocorp.com, LLC (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith R. Sattesahn

Title:  Secretary

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BRANCH BANKING AND TRUST

COMPANY,

as Agent, Issuing Bank and a Bank

By: \s\ H. Wright Uzzell, Jr.              (SEAL)

Name:  H. Wright Uzzell, Jr.

Title:  Senior Vice President

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FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 12th day of March, 2013, by and among THE CATO CORPORATION, a Delaware corporation (the “Borrower”), CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company, CATO OF TEXAS, L.P., a Texas limited partnership and catocorp.com, LLC, a Delaware limited liability company (each of the foregoing, other than the Borrower, a “Guarantor” and, collectively, the “Guarantors”) and BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Banks entered into a certain Credit Agreement dated as of August 22, 2003, as amended by (i) the First Amendment to Credit Agreement dated August 22, 2005, (ii) the Second Amendment to Credit Agreement dated October 29, 2007, (iii) the Waiver Agreement dated July 30, 2008, and (iv) the Third Amendment to Credit Agreement dated October 31, 2010 (as so amended, modified or supplemented, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested that the Agent and the Banks extend the term of the Credit Agreement and modify certain provisions of the Credit Agreement as more fully set forth herein.  The Agent and the Banks have agreed to extend the term of and so modify the Credit Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1.   Recitals; Definitions.

(a)        The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

(b)        As used in this Amendment, the following capitalized terms shall have the meanings set forth below:

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement,

1

limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

SECTION 2.   Amendments to Credit Agreement.

(a)        Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Termination Date” to read as follows:

“Termination Date” shall mean August 22, 2015, as extended pursuant to Section 2.05.

(b)        Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.05.  Maturity of Loans.  (a) Each Revolving Credit Advance included in any Revolving Credit Borrowing shall mature, and the principal amount thereof shall be due and payable, subject to Section 6.01, on the earlier of (i) the Termination Date, and (ii) the last day of the applicable Interest Period.  Upon the written request of the Borrower, which request shall be delivered to the Agent at least 60 days (but no more than 90 days) prior to the Second Anniversary Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for one additional two-year period on August 22, 2014 (the “Second Anniversary Date”).  Each Bank shall notify the Borrower and the Agent at least 15 days prior to the Second Anniversary Date whether or not it chooses to extend the Termination Date for such an additional two-year period (but any Bank which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Banks unless all of the Banks are willing to extend the Termination Date.

(c)        A new Section 2.17 is added to the Credit Agreement to read in its entirety as follows:

SECTION 2.17.  Increase in Commitments.

(a)        The Borrower shall have the right, at any time and from time to time after January 31, 2013 by written notice to and in consultation with the Agent, to request an increase in the aggregate Revolving Credit Commitment (but the aggregate outstanding principal amount of Letter of Credit Advances and Undrawn Amounts shall not be increased and shall in no event exceed $35,000,000) (each such requested increase, a “Commitment Increase”), by having one or more existing Banks increase

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their respective Revolving Credit Commitments then in effect (each, an “Increasing Bank”), by adding as a Bank with a new Revolving Credit Commitment hereunder one or more Persons that are not already Banks (each, an “Additional Bank”), or a combination thereof provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $5,000,000, (ii) immediately after giving effect to any Commitment Increase, (y) the aggregate Revolving Credit Commitments shall not exceed $75,000,000 and (z) the aggregate of all Commitment Increases effected shall not exceed $40,000,000, (iii) no Default shall have occurred and be continuing on the applicable Commitment Increase Date (as hereinafter defined) or shall result from any Commitment Increase, (iv) immediately after giving effect to any Commitment Increase (including any Revolving Credit Borrowings in connection therewith and the application of the proceeds thereof), the Borrower shall be in compliance with the covenants contained in Article V, (v) subject to the terms of (vi), the Borrower may invite an Additional Bank to provide a Commitment Increase subject to the Agent’s consent to such Additional Bank in writing which consent may not be unreasonably withheld; and (vi) the Borrower shall give the existing Banks the right of first refusal for participating in any such Commitment Increase by providing such notice to the Agent fifteen (15) Domestic Business Days before making a request to any Person that is not already a Bank. An existing Bank shall have priority over Additional Banks to participate in such requested Commitment Increase if such existing Bank provides written notice of its election to participate within fifteen (15) Domestic Business Days of such existing Bank’s receipt of such notice.  Such notice from the Borrower shall specify the requested amount of the Commitment Increase.  No Bank shall have any obligation to become an Increasing Bank.  Any fees paid by the Borrower for a Commitment Increase to an Increasing Bank, an Additional Bank, or the Agent shall be for their own account and shall be in an amount, if any, mutually agreed upon by each such party and the Borrower, in each party’s sole discretion.

(b)        The Borrower, the other Loan Parties and each Additional Bank shall execute a joinder agreement, and the Borrower, the other Loan Parties and each Bank shall execute all such other documentation as the Agent and the Borrower may reasonably require, all in form and substance reasonably satisfactory to the Agent and the Borrower, to evidence the Revolving Credit Commitment adjustments referred to in Section 2.17.

(c)         If the aggregate Revolving Credit Commitments are increased in accordance with this Section 2.17, the Borrower (in consultation with the Agent), Increasing Bank(s) (if any) and Additional Bank(s) (if any) shall agree upon the effective date (the “Commitment Increase Date,” which shall be a Domestic Business Day not less than thirty (30) days prior to the Maturity Date).  The Agent shall promptly notify the Banks of such increase and the Commitment Increase Date.  Each of the Borrower, the Guarantors, the Banks and the Agent acknowledges and agrees that each Commitment Increase meeting the conditions set forth in this Section 2.17 (x) shall not require the consent of any Guarantor or any Bank other than the Increasing Banks and Additional Banks who have

3

agreed to make such Commitment Increase and shall not constitute an amendment, modification or waiver subject to Section 9.05 or Section 9.07 and (y) subject to clause (d) of this Section 2.17, shall be effective as of the Commitment Increase Date.

(d)         Notwithstanding anything set forth in this Section 2.17 to the contrary, the Borrower shall not incur any Revolving Credit Advances pursuant to any Commitment Increase (and no Commitment Increase shall be effective) unless the conditions set forth in Section 2.17(a) as well as the following conditions precedent are satisfied on the applicable Commitment Increase Date:

(i)         The Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Agent:

(A)       a supplement to this Agreement signed by each Increasing Bank (if any) and Additional Bank (if any), setting forth the reallocation of Revolving Credit Commitments referred to in Section 2.17(e), all other documentation required by the Agent pursuant to Section 2.17(b) and such other modifications, documents or items as the Agent, such Banks or their counsel may reasonably request;

(B)       an instrument, duly executed by the Borrower and each Guarantor, if any, acknowledging and reaffirming its obligations under this Agreement and the other Loan Documents to which it is a party;

(C)       a certificate of the secretary or an assistant secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to such Commitment Increase;

(D)        a certificate of the chief financial officer of the Borrower, certifying that (x) as of the Commitment Increase Date, all representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), except that for purposes of this Section 2.17(d)(i) the representations and warranties contained in Section 4.10(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01, (y) immediately after giving effect to such Commitment Increase (including any

4

Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V, and (z) no Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof);

(E)        an opinion or opinions of counsel for the Borrower and the Guarantors, in a form reasonably satisfactory to Agent and covering such matters as Agent may reasonably request, addressed to the Agent and the Banks, together with such other documents, instruments and certificates as the Agent shall have reasonably requested; and

(F)        such other documents or items that the Agent, such Banks or their counsel may reasonably request.

(e)        On the Commitment Increase Date, (i) the aggregate principal outstanding amount of the Revolving Credit Advances (the “Initial Advances”) immediately prior to giving effect to the Commitment Increase shall be deemed to be repaid, (ii) immediately after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Revolving Credit Borrowings of Revolving Credit Advances (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Advances and of the types and for the Interest Periods specified in a Notice of Borrowing delivered to the Agent in accordance with Section 2.02(a), (iii) each Bank shall pay to the Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Bank’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Bank’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances, (iv) after the Agent receives the funds specified in clause (iii) above, the Agent shall pay to each Bank the portion of such funds equal to the difference, if positive, between (y) such Bank’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances and (z) such Bank’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Bank shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Revolving Credit Commitments (calculated after giving effect to the Commitment increase), (vi) the Borrower shall pay all accrued but unpaid interest on the Initial Advances to the Banks entitled thereto, and (vii) the signature pages hereto shall be deemed amended to reflect the Revolving Credit Commitments of all Banks after giving effect to the Commitment Increase.  The deemed payments made pursuant to clause (i) above in respect of each Euro-Dollar Advance shall be subject to indemnification by the Borrower pursuant to the provisions of Section 8.05

5

if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.

(d)       Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.05.  Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth will at no time be less than $295,000,000:  (A) plus the sum of (i) if Net Income for any Fiscal Quarter ending after October 27, 2012 is a positive number, an amount equal to 50% of such Net Income, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after October 27, 2012, calculated quarterly; and (B) minus any amount paid by Borrower to purchase shares of its own capital stock after the Closing Date.

SECTION 3.   Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Agent and Banks hereunder are subject to the following conditions:

(a)        receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)        receipt by the Agent of the following, all in form and substance satisfactory to the Agent:

(i)         a closing certificate, substantially in the form of Exhibit G to the Credit Agreement, appropriately modified to refer to this Amendment, signed by a principal officer of each Loan Party;

(ii)         an opinion, substantially in the form of Exhibit C to the Credit Agreement, appropriately modified to refer to this Amendment, signed by the General Counsel of the Borrower; and

(iii)        a certificate of each Loan Party, signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing or existence of such Loan Party, and (iv) the organizational action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Amendment, and any other documents which the Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment.

(c)        receipt by the Agent of all other documents that the Agent may reasonably request, respecting this Amendment and the transactions contemplated hereunder;

6

(d)       the fact that after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

(e)        the Borrower shall have paid to the Agent all fees and expenses (including, without limitation, reasonable attorney’s fees and expenses to the extent invoiced and presented to the Borrower as of the date hereof) payable to the Agent arising from or relating to the negotiation, preparation, execution, delivery performance or administration of this Amendment or which are otherwise required to be paid by the Borrower on or before the date hereof.

SECTION 4.   No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Fourth Amendment Effective Date (as defined below), all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Agent and Banks do hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Loan Parties promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed (including the obligations of the Guarantors with respect to the Guaranteed Obligations).  The Loan Parties hereby expressly agree that the Credit Agreement, as amended hereby, and the other Loan Documents are in full force and effect.

SECTION 5.   Representations and Warranties.  The Borrower and each Guarantor hereby represent and warrant to the Agent and Banks as follows:

(a)        After giving effect to this Amendment, no Default has occurred and is continuing on the date hereof.

(b)         Each Loan Party has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(c)         This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Loan Party and this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)        The execution and delivery of this Amendment and the performance hereunder, and under the Credit Agreement as amended hereby, by the Loan Parties do not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any Governmental Authority having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Operating Documents or Organizational Documents of any Loan Party, or the provision of any statute, or any judgment, order or indenture, instrument,

7

agreement or undertaking, to which any Loan Party is party or by which the assets or properties of any Loan Party are or may become bound.

SECTION 6.   Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflict of laws principles.

SECTION 8.   Consent by Guarantors.  Each Guarantor consents to the foregoing amendments.  Each Guarantor promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.

SECTION 9.   Further Assurances.  Each Loan Party agrees to promptly take such action, upon the request of the Agent or any Bank, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Effective Date.  This Amendment shall be effective as of the date first written above upon satisfaction of all the conditions set forth in Section 3 (the “Fourth Amendment Effective Date”).

SECTION 11.  Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 12.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein.  This Amendment supersedes all prior drafts and communications with respect hereto.

[The remainder of this page intentionally left blank.]

8

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP – Chief Financial Officer

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By:                                                       (SEAL)

Name:

Title:

CHW, LLC (SEAL)

By:                                                       (SEAL)

Name:

Title:

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By:                                                       (SEAL)

Name:

Title:

CATO SOUTHWEST, INC. (SEAL)

By:                                                       (SEAL)

Name:

Title:

1

CATOWEST, LLC (SEAL)

By:                                                       (SEAL)

Name:

Title:

CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By: \ s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP – Chief Financial Officer

catocorp.com, LLC (SEAL)

By:                                                       (SEAL)

Name:

Title:

2

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By:                                                       (SEAL)

Name:

Title:

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith Sattesahn

Title:  Secretary

CHW, LLC (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith Sattesahn

Title:  Secretary

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith Sattesahn

Title:  Secretary

CATO SOUTHWEST, INC. (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith Sattesahn

Title:  Secretary

3

CATOWEST, LLC (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith Sattesahn

Title:  Secretary

CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By:                                                       (SEAL)

Name:

Title:

catocorp.com, LLC (SEAL)

By: \s\ Keith R. Sattesahn                  (SEAL)

Name:  Keith Sattesahn

Title:  Secretary

4

BRANCH BANKING AND TRUST

COMPANY,

as Agent, Issuing Bank and a Bank

By: \s\ [Authorized Signatory]           (SEAL)

Name:

Title:

5

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 1st day of May, 2015, by and among THE CATO CORPORATION, a Delaware corporation (the “Borrower”), CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company, CATO OF TEXAS, L.P., a Texas limited partnership and catocorp.com, LLC, a Delaware limited liability company (each of the foregoing, other than the Borrower, a “Guarantor” and, collectively, the “Guarantors”) and BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Banks entered into a certain Credit Agreement dated as of August 22, 2003, as amended by (i) the First Amendment to Credit Agreement dated August 22, 2005, (ii) the Second Amendment to Credit Agreement dated October 29, 2007, (iii) the Waiver Agreement dated July 30, 2008, (iv) the Third Amendment to Credit Agreement dated October 31, 2010, and (v) the Fourth Amendment to Credit Agreement dated March 12, 2013 (as so amended, modified or supplemented, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested that the Agent and the Banks extend the term of the Credit Agreement and modify certain provisions of the Credit Agreement as more fully set forth herein.  The Agent and the Banks have agreed to extend the term of and so modify the Credit Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1.   Recitals; Definitions.

(a)        The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

(b)        As used in this Amendment, the following capitalized terms shall have the meanings set forth below:

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement,

1

limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

SECTION 2.   Amendments to Credit Agreement.

(a)        Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Termination Date” to read as follows:

“Termination Date” shall mean August 22, 2018, as extended pursuant to Section 2.05.

(b)        Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)  “Applicable Margin” shall mean in the case of the Revolving Credit Advances, 0% if such Revolving Credit Advance is a Base Rate Loan and 0.875% if such Revolving Credit Advance is an Index Rate Loan or a LIBOR Rate Loan.

(c)        Section 2.07(a) and (b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)  The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee equal to the product of:  (i) the aggregate of the daily average amounts of such Bank’s Revolving Credit Commitment, times (ii) a per annum percentage equal to 0.125%.  Such facility fee shall accrue from and including the Fifth Amendment Effective Date to and including the Termination Date.  Facility fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Revolving Credit Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

(b)  The Borrower shall pay to the Agent for the ratable account of each Bank; with respect to each Letter of Credit, a per annum letter of credit fee (the “Letter of Credit Fee”) equal to the product of:  (i) the aggregate average daily Undrawn Amounts, times (ii) a per annum percentage equal to 0.875% (calculated in accordance with Section 2.13).  Such Letter of Credit Fees shall be payable in arrears for each Letter of Credit on each Quarterly Payment Date during the term of each respective Letter of Credit and on the termination thereof (whether at its stated expiry date or earlier.)

(d)       Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

2

SECTION 5.05.  Minimum Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth will at no time be less than $309,929,826.00:  (A) plus the sum of (i) if Net Income for any Fiscal Quarter ending after January 31, 2015 is a positive number, an amount equal to 50% of such Net Income, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after January 31, 2015, calculated quarterly; and (B) minus any amount paid by Borrower to purchase shares of its own capital stock after the Closing Date.

SECTION 3.   Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Agent and Banks hereunder are subject to the following conditions:

(a)        receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)        receipt by the Agent of the following, all in form and substance satisfactory to the Agent:

(i)         a closing certificate, substantially in the form of Exhibit G to the Credit Agreement, appropriately modified to refer to this Amendment, signed by a principal officer of each Loan Party;

(ii)        an opinion, substantially in the form of Exhibit C to the Credit Agreement, appropriately modified to refer to this Amendment, signed by the General Counsel of the Borrower; and

(iii)       a certificate of each Loan Party, signed by the secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing or existence of such Loan Party, and (iv) the organizational action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Amendment, and any other documents which the Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment.

(c)        receipt by the Agent of all other documents that the Agent may reasonably request, respecting this Amendment and the transactions contemplated hereunder;

(d)       the fact that after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

(e)         the Borrower shall have paid to the Agent all fees and expenses (including, without limitation, reasonable attorney’s fees and expenses to the extent invoiced and presented to the Borrower as of the date hereof) payable to the Agent arising from or relating to the negotiation,

3

preparation, execution, delivery performance or administration of this Amendment or which are otherwise required to be paid by the Borrower on or before the date hereof.

SECTION 4.  No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Fifth Amendment Effective Date (as defined below), all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Agent and Banks do hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Loan Parties promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed (including the obligations of the Guarantors with respect to the Guaranteed Obligations).  The Loan Parties hereby expressly agree that the Credit Agreement, as amended hereby, and the other Loan Documents are in full force and effect.

SECTION 5.   Representations and Warranties.  The Borrower and each Guarantor hereby represent and warrant to the Agent and Banks as follows:

(a)        After giving effect to this Amendment, no Default has occurred and is continuing on the date hereof.

(b)        Each Loan Party has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(c)        This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Loan Party and this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)       The execution and delivery of this Amendment and the performance hereunder, and under the Credit Agreement as amended hereby, by the Loan Parties do not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any Governmental Authority having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Operating Documents or Organizational Documents of any Loan Party, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Loan Party is party or by which the assets or properties of any Loan Party are or may become bound.

SECTION 6.   Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

4

SECTION 7.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflict of laws principles.

SECTION 8.   Consent by Guarantors.  Each Guarantor consents to the foregoing amendments.  Each Guarantor promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.

SECTION 9.   Further Assurances.  Each Loan Party agrees to promptly take such action, upon the request of the Agent or any Bank, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Effective Date.  This Amendment shall be effective as of the date first written above upon satisfaction of all the conditions set forth in Section 3 (the “Fifth Amendment Effective Date”).

SECTION 11.  Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 12.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein.  This Amendment supersedes all prior drafts and communications with respect hereto.

[The remainder of this page intentionally left blank.]

5

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CHW, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CATO SOUTHWEST, INC. (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

1

CATOWEST, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

catocorp.com, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

2

BRANCH BANKING AND TRUST

COMPANY,

as Agent, Issuing Bank and a Bank

By: \s\ Stuart M. Jones                       (SEAL)

Name:  Stuart M. Jones

Title:  Senior Vice President

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SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 1st day of May, 2017, but effective as of the Sixth Amendment Effective Date (as defined herein), by and among THE CATO CORPORATION, a Delaware corporation (the “Borrower”), CATO WEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company, CATO OF TEXAS, L.P., a Texas limited partnership and catocorp.com, LLC, a Delaware limited liability company (each of the foregoing, other than the Borrower, a “Guarantor” and, collectively, the “Guarantors”) and BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Banks entered into a certain Credit Agreement dated as of August 22, 2003, as amended by (i) the First Amendment to Credit Agreement dated August 22, 2005, (ii) the Second Amendment to Credit Agreement dated October 29, 2007, (iii) the Waiver Agreement dated July 30, 2008, (iv) the Third Amendment to Credit Agreement dated October 31, 2010, (v) the Fourth Amendment to Credit Agreement dated March 12, 2013, and (vi) the Fifth Amendment to Credit Agreement dated May 1, 2015 (as so amended, modified or supplemented, the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested that the Agent and the Banks extend the term of the Credit Agreement and modify certain provisions of the Credit Agreement as more fully set forth herein. The Agent and the Banks have agreed to extend the term of and so modify the Credit Agreement, all upon  the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1.   Recitals: Definitions.

(a)        The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

(b)         As used in this Amendment, the following capitalized terms shall have the meanings set forth below:

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Sixth Amendment Effective Date” has the meaning set forth in Section 10.

SECTION 2.    Amendment to Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Adjusted Cash Flow” to read as follows:

“Adjusted Cash Flow” shall mean, for a specified period the sum of (i) the net income of the Borrower and its Subsidiaries on a consolidated basis for such period before deduction of income taxes, depreciation expense, interest expense (including, without limitation, interest expense attributable to Capital Leases) and amortization of intangible assets plus  (ii) (a) the Gross Rental Expense for such period and (b) soley for purposes of calculating Adjusted Cash Flow       for the Fiscal Quarter ending April 30, 2017, $13,500,000 (representing an impairment charge related to one-time expenses at Borrower stores), all as determined in accordance with GAAP.

SECTION 3.    Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Agent and Banks hereunder are subject to the following conditions:

(a)        receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)         receipt by the Agent of all other documents that the Agent may reasonably request, respecting this Amendment and the transactions contemplated hereunder;

(c)          the fact that after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

(d)          the Borrower shall have paid to the Agent all fees and expenses (including, without limitation, reasonable attorney’s fees and expenses to the extent invoiced and presented to the Borrower as of the date hereof) payable to the Agent arising from or relating to the negotiation, preparation, execution, delivery performance or administration of this Amendment or which are otherwise required to be paid by the Borrower on or before the date hereof.

SECTION 4.    No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect. On and after the Sixth Amendment Effective Date (as defined below), all references to the Credit

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Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Agent and Banks do hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Loan Parties promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed (including the obligations of the Guarantors with respect to the Guaranteed Obligations). The Loan Parties hereby expressly agree that the Credit Agreement, as amended hereby, and the other Loan Documents are in full force and effect.

SECTION 5.    Representations and Warranties.  The Borrower and each Guarantor hereby represent and warrant to the Agent and Banks as follows:

(a)        After giving effect to this Amendment, no Default has occurred and is continuing on the date hereof.

(b)         Each Loan Party has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(c)          This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Loan Party and this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)       The execution and delivery of this Amendment and the performance hereunder, and under the Credit Agreement as amended hereby, by the Loan Parties do not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any Governmental Authority having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Operating Documents or Organizational Documents of any Loan Party, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Loan Party is party or by which the assets or properties of any Loan Party are or may become bound.

SECTION 6.    Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.    Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflict of laws principles.

SECTION 8.    Consent by Guarantors.  Each Guarantor consents to the foregoing amendments. Each Guarantor promises and agrees to perform all of the requirements, conditions,

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agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.

SECTION 9.    Further Assurances.  Each Loan Party agrees to promptly take such action, upon the request of the Agent or any Bank, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Effective Date.  This Amendment shall be effective as of April 28, 2017 (the “Sixth Amendment Effective Date”).

SECTION 11.  Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 12.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or enforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein.  This Amendment supersedes all prior drafts and communications with respect hereto.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CHW, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CATO SOUTHWEST, INC. (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

1

CATOWEST, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

catocorp.com, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

2

BRANCH BANKING AND TRUST

COMPANY,

as Agent, Issuing Bank and a Bank

By:                                                       (SEAL)

Name:

Title:

3

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 28th day of July, 2017, but effective as of the Seventh Amendment Effective Date (as defined herein), by and among THE CATO CORPORATION, a Delaware corporation (the “Borrower”), CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company, CATO OF TEXAS, L.P., a Texas limited partnership, catocorp.com, LLC, a Delaware limited liability company and CATO WO LLC, a Delaware limited liability company (each of the foregoing, other than the Borrower, a “Guarantor” and, collectively, the “Guarantors”) and BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Banks entered into a certain Credit Agreement dated as of August 22, 2003, as amended by (i) the First Amendment to Credit Agreement dated August 22, 2005, (ii) the Second Amendment to Credit Agreement dated October 29, 2007, (iii) the Waiver Agreement dated July 30, 2008, (iv) the Third Amendment to Credit Agreement dated October 31, 2010, (v) the Fourth Amendment to Credit Agreement dated March 12, 2013, (vi) the Fifth Amendment to Credit Agreement dated May 1, 2015, and (vii) the Sixth Amendment to Credit Agreement dated May 1, 2017 (as so amended, modified or supplemented, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested that the Agent and the Banks extend the term of the Credit Agreement and modify certain provisions of the Credit Agreement as more fully set forth herein.  The Agent and the Banks have agreed to extend the term of and so modify the Credit Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1.   Recitals; Definitions.

(a)        The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

(b)        As used in this Amendment, the following capitalized terms shall have the meanings set forth below:

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

1

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Seventh Amendment Effective Date” has the meaning set forth in Section 10.

SECTION 2.   Amendment to Credit Agreement.

(a)        Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Anti-Corruption Laws” means:  (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anticorruption laws, regulations or ordinances in any jurisdiction in which Borrower or any other Loan Party is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which Borrower or any other Loan Party is located or doing business that relates to money laundering, any predicate crime to money laundering, financing terrorism or any financial record keeping and reporting requirements related thereto, including the Patriot Act, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub, L. 107-56, signed into law October 26, 2001.

“Sanctioned Country” means, at any time, a country or territory that is, or whose government is, the subject or target of Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means any Person that is a target of Sanctions, including, but not limited to, any Person that is:  (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Sanctions List; (c) a legal entity deemed by OFAC to be a target of Sanctions based on the ownership of such legal entity by Sanctioned Person(s); or (d) a target of Sanctions pursuant to any territorial or country-based Sanctions program.

2

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including, but not limited to, those imposed, administered or enforced from time to time by:  (a) the United States of America; including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities.

“Seventh Amendment Effective Date” means July 28, 2017.

(b)        Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definitions of “Adjusted Cash Flow”, “Capital Expenditures”, “Fixed Charge Coverage Ratio”, “Fixed Charges” and “Termination Date” to read as follows:

“Adjusted Cash Flow” shall mean, for a specified period, the sum of (a) the net income of the Borrower and its Subsidiaries on a consolidated basis for such period, before deduction of income taxes, depreciation expense, interest expense (including, without limitation, interest expense attributable to Capital Leases) and amortization of intangible assets plus, (b) non-cash impairment charges related to one-time or non-recurring expenses at Borrower’s stores not to exceed $13,600,000.00, in the aggregate, for any four quarter period, all as determined in accordance with GAAP.

“Capital Expenditures” means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP, which shall include, without limitation, the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.

“Fixed Charge Coverage Ratio” shall mean, as of the end of any Fiscal Quarter, the ratio of (i) the Adjusted Cash Flow for the four-Fiscal Quarter period then ended (as determined in accordance with GAAP) of the Borrower and its Consolidated Subsidiaries for such period to (ii) the Fixed Charges for such four-Fiscal Quarter period then ended.

“Fixed Charges” for any period means the sum of (i) Consolidated Interest Expense for such period, and (ii) Capital Expenditures of the Borrower and its Consolidated Subsidiaries for such period.  As used herein, “Consolidated Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period (including, without limitation, interest expense attributable to Capital Leases).

“Termination Date” shall mean July 29, 2019.

(c)        Section 2.06(a) of Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” initially means a percentage per annum equal to (i) in the case of Revolving Credit Advances maintained as (A) Base Rate Advances, 0.375%, and (B) Euro-Dollar Advances or Index Rate Advances, 1.25% and (ii) in the case of calculating the unused fee pursuant to Section 2.07(a), 0.10%.  From and after each Start Date (commencing with the Start Date that occurs after September 30, 2017) and including the applicable End Date, the Applicable Margins for such Revolving Credit Advances and calculating the unused fees pursuant to Section 2.07(a)

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shall be those set forth below opposite the Average Quarterly Availability for such Start Date, as determined by the Agent.

Level	Average Quarterly Availability	Revolving Credit Advances Maintained as Euro- Dollar Advances and Index Rate Advances	Revolving Credit Advances Maintained as Base Rate Advances	Unused Fees
I	Greater than 66% of the Total Revolving Credit Commitment as then in effect	1.25%	0.375%	0.10%
II	Less than or equal to 66% of the Total Revolving Credit Commitment but greater than 33% of the Total Revolving Credit Commitment as then in effect	1.50%	0.625%	0.20%
III	Less than or equal to 33% of the Total Revolving Credit Commitment as then In effect	1.75%	0.875%	0.30%

The Average Quarterly Availability used in a determination of Applicable Margins shall be determined by the Agent on or before the third Business Day following the last day of each calendar quarter (March 31, June 30, September 30 and December 31 of each calendar year) and shall be communicated in writing by the Agent to the Borrower and the Banks, which determination shall be conclusive and binding upon all parties hereto absent manifest error.  The Applicable Margins so determined shall apply, except as set forth in the immediately succeeding sentence, from the relevant Start Date to and including the applicable End Date.  Notwithstanding anything to the contrary contained above in this definition, at all times during which there shall exist any Event of Default, the Applicable Margins shall be maintained at Level III (and such Applicable Margins shall be used in calculating the Default Rate).  “Average Quarterly Availability” means for the purposes of the definition of Applicable Margin, in the case of each Start Date, an amount equal to (x) the sum of each day’s Total Unused Revolving Credit Commitments during the most recently ended calendar quarter divided  by  (y) the number of days in such calendar quarter.  “Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to remain closed and, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Euro-Dollar Advance or Index Rate Advance, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.  “End Date” means, in respect of any Start Date, for the purposes of the definition of Applicable Margin, the last day of the calendar quarter in which such Start Date occurred.  “Start  Date” means for purposes of the definition of Applicable Margin, the first day of each calendar quarter commencing with the calendar quarter commencing October 1, 2017.  “Total Revolving Credit Commitment” means, at any time, the aggregate Revolving Credit Commitments of the Banks at such time.  The Total Revolving Credit Commitment as of the Seventh Amendment Effective Date is $35,000,000.  Notwithstanding anything contained in this Agreement to the contrary at no time and in no event is the Base Rate or the Adjusted Monthly Libor Index Rate intended to be less than zero.  If the Base Rate or the Adjusted Monthly Libor Index Rate

4

determined as provided in this Agreement would be less than zero, the Base Rate or the Adjusted Monthly Libor Index Rate, as the case may be, shall be deemed to be zero.

(d)       Section 2.07(a) and (b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(a)        The Borrower shall pay to the Agent for the ratable account of each Bank an unused fee equal to the product of:  (i) the aggregate of the daily average amounts of such Bank’s Unused Revolving Credit Commitment, times (ii) a per annum percentage equal to the then-applicable Applicable Margin for the calculation of unused fees (as set forth in Section 2.06(a)).  Such unused fee shall accrue from and including the Seventh Amendment Effective Date to and including the Termination Date.  Unused fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date; provided that should the Revolving Credit Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.

(b)        The Borrower shall pay to the Agent for the ratable account of each Bank, with respect to each Letter of Credit, a per annum letter of credit fee (the “Letter of Credit Fee”) equal to the product of:  (i) the aggregate average daily Undrawn Amounts, times (ii) a per annum percentage equal to the then applicable Applicable Margin for Revolving Credit Advances maintained as Euro-Dollar Advances or Index Rate Advances (as set forth in Section 2.06(a)) (calculated in accordance with Section 2.13).  Such Letter of Credit Fees shall be payable in arrears for each Letter of Credit on each Quarterly Payment Date during the term of each respective Letter of Credit and on the termination thereof (whether at its stated expiry date or earlier.)

(e)        The third paragraph of Section 2.06(c) (setting forth the definition of “London Interbank Offered Rate”) is hereby amended and restated in its entirety to read as follows:

The “London Interbank Offered Rate” applicable to any Index Rate Loan or LIBOR Rate Loan means, as of any date of determination for the Interest Period of such Index Rate Loan or LIBOR Rate Loan, the rate per annum determined by the Agent at approximately 11:00 a.m. London, England time two (2) Business Days prior to the first day of such Interest Period by reference to the ICE Benchmark Administration, or any successor thereto, Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Agent that has been nominated by the ICE Benchmark Administration or successor thereto as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “London Interbank Offered Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.  If the London Interbank Offered Rate determined as provided above would be less than zero, the London Interbank Offered Rate shall be deemed to be zero.

(f)        Article IV of the Credit Agreement is amended by adding the following new Sections 4.22 and 4.23:

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SECTION 4.22.  Anti-Terrorism Laws.  None of the Loan Parties, nor any of their respective Subsidiaries, is in violation of any laws relating to terrorism or money laundering, including the Patriot Act.

SECTION 4.23.  Compliance with Sanctions; Anti-Money Laundering Program; Anti-Corruption Laws.

(a)        Neither the Borrower nor any Affiliate of the Borrower nor, to the Borrower’s knowledge, any director, officer, agent, employee of the Borrower or any Affiliate of the Borrower:  (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) has violated or is in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and each of the Borrower and each Affiliate of the Borrower have conducted their business in compliance with the Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)        Neither:  (i) Borrower, any Affiliate of Borrower, nor, to Borrower’s knowledge, any of their respective directors, officers, agents, employees or Affiliates; nor (ii) to Borrower’s knowledge, any agent or representative of Borrower or any such Affiliate that will act in any capacity in connection with any Revolving Credit Advances or that will benefit from any Revolving Credit Advances:  (A) is a Sanctioned Person or is owned or Controlled by a Sanctioned Person; (B) has any assets located in a Sanctioned Country; (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons; or (D) has taken any action, directly or indirectly, that violates any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

(c)        No proceeds of any Revolving Credit Advance have been used, directly or indirectly, by Borrower or any Affiliate of Borrower or any of their respective directors, officers, agents, employees, Affiliates, agents or representatives for the purpose of funding, financing or facilitating any activity, business or transaction of or with any Sanctioned Person, or of, with or in any Sanctioned Country, including, but not limited to, any payment (directly or indirectly) to a Sanctioned Person or a Sanctioned Country, or that violates any Sanctions applicable to any party hereto.

The provisions of this Section 4.23 shall prevail and control over any contrary provisions of this Agreement or any Loan Documents.

(g)        Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.03.  Fixed Charge Coverage.  At the end of the Fiscal Quarter ending July 31, 2017, the Fixed Charge Coverage Ratio shall not be less than 1.25 to 1.0.  At the end of each Fiscal Quarter thereafter, commencing with the Fiscal Quarter ending October 31, 2017, the Fixed Charge Coverage Ratio shall not be less than 1.50 to 1.0.

(h)        Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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SECTION 5.05.  Liquidity.  Borrower shall at all times maintain, possess, own and have access to unencumbered Liquid Assets of not less than $150,000,000 (net of the sum of the aggregate unsecured indebtedness, liabilities and obligations of the Borrower).  As used herein, “Liquid Assets” shall be defined as cash and Cash Equivalents which meet all of the following requirements:  (1) such assets must be owned by and in the name of the Borrower free and clear of any restriction, limitation, earmark, encumbrance, assignment, hypothecation, pledge, lien, security interest or other third-party interest, and (2) such assets shall be readily available to the Borrower and shall not be subject to any restriction, agreement, governmental requirement, or other restriction which would prevent the immediate free use of such assets by the Borrower.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) with maturities of not more than one year from the date acquired; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) time deposits and certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500 million, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; and (d) investments in money market funds (i) which mature not more than ninety (90) days from the date acquired and are payable on demand, (ii) with respect to which there has been no failure to honor a request for withdrawal, (iii) which are registered under the Investment Company Act of 1940, (iv) which have net assets of at least $500,000,000 and (v) which maintain a stable share price of not less than One Dollar ($1.00) per share and are either (A) directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (B) maintain a rating of at least A-2 or better by S&P and are maintained with an investment fund manager that is otherwise acceptable at all times and from time to time to the Agent in its sole discretion.

(i)         Article V of the Credit Agreement is hereby amended by adding the following new Section 5.31:

SECTION 5.31.  Compliance with Anti-Corruption Laws and Sanctions.  The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.  Borrower and its Subsidiaries shall comply at all times with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(f)        Article IX of the Credit Agreement is hereby amended by adding the following new Sections 9.18 and 9.19:

SECTION 9.18.  Patriot Act Notice.  Each Bank and the Agent (the Agent for itself and not on behalf of any Bank) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Bank or the Agent, as applicable, to identify such Loan Party in accordance with such Patriot Act.

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SECTION 9.19.  No Fiduciary Relationship.  The Borrower and Guarantors, on behalf of themselves and their respective subsidiaries, agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Guarantors, the Subsidiaries and their respective Affiliates, on the one hand, and the Agent, the Banks, the Issuing Bank and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Banks, the Issuing Bank or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 3.  Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Agent and Banks hereunder are subject to the following conditions:

(a)        receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)        receipt by the Agent of the following, all in form and substance satisfactory to the Agent:

(i)         a closing certificate, substantially in the form of Exhibit G to the Credit Agreement, appropriately modified to refer to this Amendment, signed by a principal officer of each Loan Party;

(ii)        an opinion, substantially in the form of Exhibit C to the Credit Agreement, appropriately modified to refer to this Amendment, signed by the General Counsel of the Borrower; and

(iii)        a certificate of each Loan Party, signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing or existence of such Loan Party, and (iv) the organizational action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Amendment, and any other documents which the Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment.

(c)        receipt by the Agent of all other documents that the Agent may reasonably request, respecting this Amendment and the transactions contemplated hereunder;

(d)       the fact that after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

(e)        the Borrower shall have paid to the Agent all fees and expenses (including, without limitation, the upfront fee payable to Agent in the amount of $17,500.00, and reasonable

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attorney’s fees and expenses to the extent invoiced and presented to the Borrower as of the date hereof) payable to the Agent arising from or relating to the negotiation, preparation, execution, delivery performance or administration of this Amendment or which are otherwise required to be paid by the Borrower on or before the date hereof.

SECTION 4.   No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Seventh Amendment Effective Date (as defined below), all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Agent and Banks do hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Loan Parties promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed (including the obligations of the Guarantors with respect to the Guaranteed Obligations).  The Loan Parties hereby expressly agree that the Credit Agreement, as amended hereby, and the other Loan Documents are in full force and effect.

SECTION 5.   Representations and Warranties.  The Borrower and each Guarantor hereby represent and warrant to the Agent and Banks as follows:

(a)        After giving effect to this Amendment, no Default has occurred and is continuing on the date hereof.

(b)        Each Loan Party has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(c)        This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Loan Party and this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)       The execution and delivery of this Amendment and the performance hereunder, and under the Credit Agreement as amended hereby, by the Loan Parties do not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any Governmental Authority having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Operating Documents or Organizational Documents of any Loan Party, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Loan Party is party or by which the assets or properties of any Loan Party are or may become bound.

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SECTION 6.   Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflict of laws principles.

SECTION 8.   Consent by Guarantors.  Each Guarantor consents to the foregoing amendments.  Each Guarantor promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.

SECTION 9.   Further Assurances.  Each Loan Party agrees to promptly take such action, upon the request of the Agent or any Bank, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Effective Date.  This Amendment shall be effective as of July 28, 2017 (the “Seventh Amendment Effective Date”).

SECTION 11.  Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 12.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein.  This Amendment supersedes all prior drafts and communications with respect hereto.

SECTION 14.  Post-Closing Actions.  Notwithstanding anything to the contrary contained in this Amendment or the other Loan Documents, the parties hereto acknowledge and agree that the actions and other matters described on Annex X shall be completed in accordance with Annex X.  The provisions of Annex X shall be deemed incorporated herein by reference as fully as if set forth herein in its entirety.

All provisions of this Amendment and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Seventh Amendment Effective Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 14 and (y) all representations and warranties relating to this Amendment and the Loan Documents shall be required to be true immediately after the actions required to be taken by this

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Section 14 have been taken (or were required to be taken).  The acceptance of the benefits of this Amendment shall constitute a covenant and agreement by each Loan Party to the Agent and Banks that the actions required pursuant to this Section 14 will be, or have been, taken within the relevant time periods referred to in this Section 14 and that, at such time, all representations and warranties contained in this Amendment and the other Loan Documents shall then be true and correct without any modification pursuant to this Section 14.  The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Amendment.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President of CHW, LLC Managing Member

CHW, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President of Cato SW Inc., General Partner

CATO SOUTHWEST, INC. (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

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CATOWEST, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO Cato Corp.

catocorp.com, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CATO WO LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  EVP-CFO Cato Corp.

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BRANCH BANKING AND TRUST

COMPANY,

as Agent, Issuing Bank and a Bank

By: \s\ Stuart M. Jones                       (SEAL)

Name:  Stuart M. Jones

Title:  Senior Vice President

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ANNEX “X”

TO CREDIT AGREEMENT

POST-CLOSING MATTERS

DATE	ACTION
Not later than September 15, 2017, or such other date as may be agreed to by the Agent, in its sole discretion.	The Borrower shall have delivered to the Agent the items described in Section 3(b) of the Amendment.

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EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 24th day of May, 2019, but effective as of the Eighth Amendment Effective Date (as defined herein), by and among THE CATO CORPORATION, a Delaware corporation (the “Borrower”), CATOWEST, LLC, a Nevada limited liability company, CATO SOUTHWEST, INC., a Delaware corporation, CATOSOUTH, LLC, a North Carolina limited liability company, CHW, LLC, a Delaware limited liability company, CaDeL, LLC, a Delaware limited liability company, CATO OF TEXAS, L.P., a Texas limited partnership, catocorp.com, LLC, a Delaware limited liability company, and CATO WO LLC, a Delaware limited liability company (each of the foregoing, other than the Borrower, a “Guarantor” and, collectively, the “Guarantors”), and BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank, and a Bank.

RECITALS:

The Borrower, the Guarantors, the Agent and the Banks entered into a certain Credit Agreement dated as of August 22, 2003, as amended by (i) the First Amendment to Credit Agreement dated August 22, 2005, (ii) the Second Amendment to Credit Agreement dated October 29, 2007, (iii) the Waiver Agreement dated July 30, 2008, (iv) the Third Amendment to Credit Agreement dated October 31, 2010, (v) the Fourth Amendment to Credit Agreement dated March 12, 2013, (vi) the Fifth Amendment to Credit Agreement dated May 1, 2015, (vii) the Sixth Amendment to Credit Agreement dated May 1, 2017, (viii) the Seventh Amendment to Credit Agreement dated July 28, 2017, and (ix) the waiver and amendment letter dated March 27, 2019 (the “Specified Waiver”) (as so amended, modified or supplemented, the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested that the Agent and the Banks extend the term of the Credit Agreement and modify certain provisions of the Credit Agreement as more fully set forth herein.  The Agent and the Banks have agreed to extend the term of and so modify the Credit Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1.   Recitals; Definitions.

(a)        The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

(b)        As used in this Amendment, the following capitalized terms shall have the meanings set forth below:

“Eighth Amendment Effective Date” has the meaning set forth in Section 10.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to

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government (including any supra-national bodies such as the European Union or the European Central Bank).

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

SECTION 2.   Amendments to Credit Agreement.

(a)        Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

“Eighth Amendment Effective Date” means May 24, 2019.

(b)        Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definitions of “Capital Expenditures”, “Capital Lease” and “Termination Date” to read as follows:

“Capital Expenditures” means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with FASB ASC 842, which shall include, without limitation, the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a finance lease or Type A lease (but excluding, for the avoidance of doubt, any operating lease or Type B lease).

“Capital Lease” means any lease of property that would, in accordance with FASB ASC 842, be required to be classified and accounted for as a finance lease or Type A lease (but excluding, for the avoidance of doubt, any operating lease or Type B lease).

“Termination Date” means May 24, 2022.

(c)        Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” initially means a percentage per annum equal to (i) in the case of Revolving Credit Advances maintained as (A) Base Rate Advances, 0.125%, and (B) Euro-Dollar Advances or Index Rate Advances, 1.00% and (ii) in the case of calculating the unused fee pursuant to Section 2.07(a), 0.10%.  From and after each Start Date (commencing with the Start Date that occurs after June 30, 2019) and including the applicable End Date, the Applicable Margins for such Revolving Credit Advances and calculating the unused fees pursuant to Section 2.07(a) shall be those set forth below opposite the Average Quarterly Availability for such Start Date, as determined by the Agent.

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Level	Average Quarterly Availability	Revolving Credit Advances Maintained as Euro- Dollar Advances and Index Rate Advances	Revolving Credit Advances Maintained as Base Rate Advances	Unused Fees
I	Greater than 66% of the Total Revolving Credit Commitment as then in effect	1.00%	0.125%	0.10%
II	Less than or equal to 66% of the Total Revolving Credit Commitment but greater than 33% of the Total Revolving Credit Commitment as then in effect	1.25%	0.375%	0.15%
III	Less than or equal to 33% of the Total Revolving Credit Commitment as then in effect	1.50%	0.625%	0.20%

The Average Quarterly Availability used in a determination of Applicable Margins shall be determined by the Agent on or before the third Business Day following the last day of each calendar quarter (March 31, June 30, September 30 and December 31 of each calendar year) and shall be communicated in writing by the Agent to the Borrower and the Banks, which determination shall be conclusive and binding upon all parties hereto absent manifest error.  The Applicable Margins so determined shall apply, except as set forth in the immediately succeeding sentence, from the relevant Start Date to and including the applicable End Date.  Notwithstanding anything to the contrary contained above in this definition, at all times during which there shall exist any Event of Default, the Applicable Margins shall be maintained at Level III (and such Applicable Margins shall be used in calculating the Default Rate).  “Average Quarterly Availability” means for the purposes of the definition of Applicable Margin, in the case of each Start Date, an amount equal to (x) the sum of each day’s Total Unused Revolving Credit Commitments during the most recently ended calendar quarter divided  by  (y) the number of days in such calendar quarter.  “Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to remain closed, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Euro-Dollar Advance or Index Rate Advance, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.  “End Date” means, in respect of any Start Date, for the purposes of the definition of Applicable Margin, the last day of the calendar quarter in which such Start Date occurred.  “Start Date” means for purposes of the definition of Applicable Margin, the first day of each calendar quarter commencing with the calendar quarter commencing July 1, 2019.  “Total Revolving Credit Commitment” means, at any time, the aggregate Revolving Credit Commitments of the Banks at such time.  The Total Revolving Credit Commitment as of the Eighth Amendment Effective Date is $35,000,000.  Notwithstanding anything contained in this Agreement to the contrary at no time and in no event is the Base Rate or the Adjusted Monthly Libor Index Rate intended to be less than zero.  If the Base Rate or the Adjusted Monthly Libor Index Rate determined as provided in this

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Agreement would be less than zero, the Base Rate or the Adjusted Monthly Libor Index Rate, as the case may be, shall be deemed to be zero.

(d)       Section 5.05 of the Credit Agreement (Liquidity) is hereby amended and restated in its entirety to read as follows:

SECTION 5.05.  Liquidity.  Borrower shall at all times maintain, possess, own and have access to unencumbered Liquid Assets of not less than $100,000,000 (net of the sum of the aggregate unsecured indebtedness, liabilities and obligations of the Borrower).  As used herein, “Liquid Assets” shall be defined as Cash and short term investments which meet all of the following requirements:  (1) such assets must be owned by and in the name of the Borrower free and clear of any restriction, limitation, earmark, encumbrance, assignment, hypothecation, pledge, lien, security interest or other third-party interest, and (2) such assets shall be readily available to the Borrower and shall not be subject to any restriction, agreement, governmental requirement, or other restriction which would prevent the immediate free use of such assets by the Borrower.

For the purposes of this Section 5.05, “Cash and short term investments” means a portfolio of the following types of securities with an aggregate duration of no more than 2.5 years:  (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) with a minimum rating of P-1 by Moody’s or A-1 by Standard & Poors; (b) marketable direct obligations issued by any state of the United States, or any political subdivision of any such state or any public instrumentality thereof, having a rating of at least BBB from S&P or at least Baa2 from Moody’s; (c) time deposits and certificates of deposit issued by a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500,000,000, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; (d) investments in money market funds (i) which mature not more than ninety (90) days from the date acquired and are payable on demand, (ii) with respect to which there has been no failure to honor a request for withdrawal (iii) which are registered under the Investment Company Act of 1940, (iv) which have net assets of at least $500,000,000 and (v) which trade on a constant net asset value and are readily available marketable funds and are either (A) directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (B) have a rating of at least P-1 or A-3 by Moody’s or A- or better by S&P and are maintained with an investment fund manager that is otherwise acceptable at all times and from time to time to the Agent in its sole discretion; (e) Debt issued by Persons with a rating of BBB or higher from S&P or Baa2 or higher from Moody’s, including corporate notes, corporate bonds, commercial paper, floating rate notes, mutual funds and auction rate preferred stock; (f) asset-backed obligations related to mortgage loans, automobile loans and credit card portfolios that are senior in the deal capital structure and are at least $250,000,000 in trust size; and (g) repurchase agreements placed through a recognized broker/dealer or banks acting as principal and backed by (1) direct obligations of the U.S. government having a present market value equal to the investment, (2) obligations of federal agencies having a present market value equal to the investment, or (3) commercial paper having a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s, having a present market value equal to the investment.

SECTION 3.   Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Agent and the Banks hereunder are subject to the following conditions:

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(a)        receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)        receipt by the Agent of the following, all in form and substance satisfactory to the Agent:

(i)         a closing certificate, substantially in the form of Exhibit G to the Credit Agreement, appropriately modified to refer to this Amendment, signed by a principal officer of each Loan Party;

(ii)        an opinion, substantially in the form of Exhibit C to the Credit Agreement, appropriately modified to refer to this Amendment, signed by the General Counsel of the Borrower; and

(iii)       a certificate of each Loan Party, signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party authorized to execute and deliver the Loan Documents, and certified copies of the following items:  (A) the Loan Party’s Organizational Documents; (B) the Loan Party’s Operating Documents; (C) if applicable, a certificate of the Secretary of State of such Loan Party’s State of organization as to the good standing or existence of such Loan Party; and (D) the organizational action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Amendment, and any other documents which the Agent or any Bank may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment.

(c)        receipt by the Agent of all other documents that the Agent may reasonably request, respecting this Amendment and the transactions contemplated hereunder;

(d)       the fact that after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

(e)         the Borrower shall have paid to the Agent all fees and expenses (including, without limitation, the upfront fee payable to the Agent in the amount of $35,000.00, and reasonable attorneys’ fees and expenses to the extent invoiced and presented to the Borrower as of the date hereof) payable to the Agent arising from or relating to the negotiation, preparation, execution, delivery performance or administration of this Amendment or which are otherwise required to be paid by the Borrower on or before the date hereof.

SECTION 4.   No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Eighth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.

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Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Agent and Banks do hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Loan Parties promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed (including the obligations of the Guarantors with respect to the Guaranteed Obligations).  The Loan Parties hereby expressly agree that the Credit Agreement, as amended hereby, and the other Loan Documents are in full force and effect.

SECTION 5.   Representations and Warranties.  The Borrower and each Guarantor hereby represent and warrant to the Agent and Banks as follows:

(a)        After giving effect to this Amendment, no Default has occurred and is continuing on the date hereof.

(b)        Each Loan Party has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(c)        This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Loan Party and this Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Loan Parties enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d)       The execution and delivery of this Amendment and the performance hereunder, and under the Credit Agreement as amended hereby, by the Loan Parties do not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any Governmental Authority having jurisdiction over any Loan Party, nor be in contravention of or in conflict with the Operating Documents or Organizational Documents of any Loan Party, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Loan Party is party or by which the assets or properties of any Loan Party are or may become bound.

SECTION 6.   Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflict of laws principles.

SECTION 8.   Consent by Guarantors.  Each Guarantor consents to the foregoing amendments.  Each Guarantor promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement as hereby amended, said Credit Agreement, as hereby amended, being hereby ratified and affirmed.

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SECTION 9.   Further Assurances.  Each Loan Party agrees to promptly take such action, upon the request of the Agent or any Bank, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Effective Date.  This Amendment shall be effective as of May 24, 2019 (the “Eighth Amendment Effective Date”).

SECTION 11.  Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 12.  Acknowledgement of Specified Waiver.  The Agent and the Banks party hereto, constituting the Required Banks, hereby acknowledge and confirm the terms and effectiveness of the Specified Waiver, including the amendment to the Credit Agreement set forth therein (the terms of which amendment, for the avoidance of doubt, have been superseded by the amendments set forth herein).

SECTION 13.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein.  This Amendment supersedes all prior drafts and communications with respect hereto.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE CATO CORPORATION (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  Executive Vice President and Chief

Financial Officer

CaDel, LLC (SEAL)

By:  CHW, LLC, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CHW, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CATO OF TEXAS LP (SEAL)

By: Cato Southwest, Inc., as General Partner

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CATO SOUTHWEST, INC. (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

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CATOWEST, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CATOSOUTH LLC (SEAL)

By: The Cato Corporation, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  Executive Vice President and Chief

Financial Officer

catocorp.com, LLC (SEAL)

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  President

CATO WO LLC (SEAL)

By: The Cato Corporation, as Member

By: \s\ John R. Howe                         (SEAL)

Name:  John R. Howe

Title:  Executive Vice President and Chief

Financial Officer

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BRANCH BANKING AND TRUST

COMPANY,

as Agent, Issuing Bank and a Bank

By: \s\ Max N Greer III                     (SEAL)

Name:  Max N Greer III

Title:  Senior Vice President

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